Automatic Paragraph Numbering used.  Definition follows this Comment.HANDEX
                          ENVIRONMENTAL RECOVERY, INC.

              401(k) PROFIT SHARING TRUST AND PLAN

            Amended and Restated Generally Effective
                        January 1, 1994
                       TABLE OF CONTENTS

                                                      ARTICLE NO.

NAME AND PURPOSE                                            1

DEFINITIONS                                                 2

ELIGIBILITY AND PARTICIPATION                               3

CASH OR DEFERRED OPTION                                     4

EMPLOYER MATCHING CONTRIBUTIONS                             5

REGULAR EMPLOYER CONTRIBUTIONS                              6

ALLOCATION OF REGULAR EMPLOYER CONTRIBUTIONS                7

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS                8

INSURANCE CONTRACTS                                         9

VALUATION OF ASSETS AND ADJUSTMENT OF UNSEGREGATED
ACCOUNTS                                                   10

TERMINATION OF EMPLOYMENT                                  11

RETIREMENT AND DISABILITY BENEFITS                         12

DEATH BENEFITS                                             13

DISTRIBUTIONS                                              14

HARDSHIP BENEFITS                                          15

THE TRUSTEE, ITS POWERS AND DUTIES                         16

INVESTMENTS                                                17

SEGREGATION OF ACCOUNTS OF PARTICIPANTS                    18

ADMINISTRATION                                             19

PROHIBITION AGAINST ALIENATION                             20

AMENDMENT AND TERMINATION                                  21

PARTICIPATING COMPANIES                                    22

TRANSFERS INVOLVING OTHER QUALIFIED RETIREMENT PLANS       23

LIMITATION ON ANNUAL ADDITIONS                             24

TOP-HEAVY PROVISIONS                                       25

MISCELLANEOUS                                              26
                             INDEX

                                                      ARTICLE NO.

ADMINISTRATION                                             19

ALLOCATION OF REGULAR EMPLOYER CONTRIBUTIONS                7

AMENDMENT AND TERMINATION                                  21

CASH OR DEFERRED OPTION                                     4

DEATH BENEFITS                                             13

DEFINITIONS                                                 2

DISTRIBUTIONS                                              14

ELIGIBILITY AND PARTICIPATION                               3

EMPLOYER MATCHING CONTRIBUTIONS                             5

HARDSHIP BENEFITS                                          15

INSURANCE CONTRACTS                                         9

INVESTMENTS                                                17

LIMITATION ON ANNUAL ADDITIONS                             24

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS                8

MISCELLANEOUS                                              26

NAME AND PURPOSE                                            1

PARTICIPATING COMPANIES                                    22

PROHIBITION AGAINST ALIENATION                             20

REGULAR EMPLOYER CONTRIBUTIONS                              6

RETIREMENT AND DISABILITY BENEFITS                         12

SEGREGATION OF ACCOUNTS OF PARTICIPANTS                    18

TERMINATION OF EMPLOYMENT                                  11

THE TRUSTEE, ITS POWERS AND DUTIES                         16

TOP-HEAVY PROVISIONS                                       25

TRANSFERS INVOLVING OTHER QUALIFIED RETIREMENT PLANS       23

VALUATION OF ASSETS AND ADJUSTMENT OF UNSEGREGATED
ACCOUNTS                                                   10
                  AMENDMENT AND RESTATEMENT OF

            THE HANDEX ENVIRONMENTAL RECOVERY, INC.

                   401(k) PROFIT SHARING PLAN

       IN THE FORM OF THE HANDEX ENVIRONMENTAL RECOVERY,

           INC. 401(k) PROFIT SHARING TRUST AND PLAN



          THIS AMENDMENT AND RESTATEMENT is entered into and executed this ____

day of ____________, 1994, by and between HANDEX ENVIRONMENTAL RECOVERY, INC., a corporation organized and existing under and by virtue of the laws of the State of Delaware (hereinafter called the "Company"), and JOHN T. St. JAMES, the

Trustee hereunder (hereinafter called the "Trustee");

                          WITNESSETH:

          WHEREAS, effective January 1, 1987, the Company adopted the Handex

Environmental Recovery, Inc. 401(k) Profit Sharing Plan (the "Prior Plan") in

the form of an adoption of the Massachusetts Financial Services 401(k) Cash or

Deferred Profit Sharing Retirement Plan and Trust for Corporations, Associations

and Self-Employed Individuals, a prototype plan; and

          WHEREAS, the Company previously amended and restated the Prior Plan in its entirety in the form of an individually designed, nonprototype plan (the

"Existing Plan"), to conform it to the provisions of the Tax Reform Act of 1986 and the Omnibus Budget Reconciliation Act of 1987, and to effect such other changes as the Company deemed necessary or desirable; and

          WHEREAS, the Company desires to amend the Existing Plan to conform the

Plan to final regulations under Section 401(k) and 401(m) of the Code, and to effect certain other changes as the Company deems necessary or desirable; and

          NOW, THEREFORE, in consideration of the mutual covenants and undertakings of the parties hereto, it is agreed that the Prior Plan shall be amended and restated effective, except as otherwise provided herein, as of

January 1, 1994, as follows:

1

                                NAME AND PURPOSE



          .1        The name of this Trust and Plan is the HANDEX ENVIRONMENTAL

RECOVERY, INC. 401(k) PROFIT SHARING TRUST AND PLAN.  The Trust and Plan was

originally created and is hereby continued in the form of this instrument for the purpose of providing benefits to the participants upon their retirement and for the purpose of providing such other benefits to such participants and their beneficiaries as are hereinafter described.

          .2

2

                                   DEFINITIONS



          Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this instrument:

          .1        The word "accounts" shall mean "cash option accounts"

established pursuant to Article 4 hereof, "matching employer contribution accounts" established pursuant to Article 5 hereof, and "regular employer contribution accounts" established pursuant to Article 6 hereof.

          .2        The words "active participant" shall mean, with respect to any plan year, either a participant who

          (a) is credited with at least One Thousand (1,000) hours as a Covered Employee with respect to such plan year and is employed by a Participating Company on the last day of such plan year; or

          (b) with respect to a participant whose employment terminates during such plan year by reason of his death, permanent and total disability, or retirement, either was credited with at least One Thousand (1,000) hours as a Covered Employee with respect to such plan year or, based on a reasonable projection of hours worked by such participant at the date of his termination of employment, would have been credited with at least One Thousand (1,000) hours as a Covered Employee with respect to such plan year if he had continued to be employed by the Participating Companies until the end of the plan year.

          .1        The word "Administrator" shall mean the person or entity

designated as Administrator under Article 19 hereof.

          .2        The words "Adoption Date" shall mean, with respect to each

Participating Company, the date as of which it shall have adopted this Trust and

Plan pursuant to Article 22 hereof.

          .3        The word "affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Participating Company, and particularly shall mean any corporation or unincorporated trade or business which is a member of a controlled group of corporations or trades or businesses which includes a

Participating Company (within the meaning of Sections 414(b) and 414(c) of the

Code), is a member of an affiliated service group which includes a Participating

Company (within the meaning of Section 414(m) of the Internal Revenue Code) or is a member of an arrangement  within the meaning of Section 414(o) of the Code which includes a Participating Company.

          .4        The words "allocation date" shall mean the last day of each taxable year ending after the effective date, and such other uniform dates as the Administrator shall prescribe.

          .5        The words "alternate payee" shall mean any spouse, former

spouse, child or other dependent of a participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the amounts credited to the accounts of such participant.

          .6        The word "beneficiary" shall mean any person who receives or is designated to receive payment of any benefit under the terms of this Trust and Plan because of the participation of another person in this Trust and Plan.

          .7        The word "Committee" shall mean the Employee Benefits

Committee constituted under the provisions of Article 19 of this Trust and Plan.

         .8         The word "Code" shall mean the Internal Revenue Code of

1986, as amended from time to time.

         .9         The word "Company" shall mean Handex Environmental Recovery,

Inc., a Delaware corporation, or any corporation or any other business organization which shall assume the obligations of Handex Environmental

Recovery, Inc. under this Trust and Plan.

         .10        The word "compensation" shall mean all remuneration paid by the Participating Companies to an active participant for services rendered as a

Covered Employee, including wages, salaries and commissions, but shall not include: (a) bonuses, whether discretionary or non-discretionary, except for such purposes as they are by law specifically required to be included; (b) any extra benefits such as payment by a Participating Company of hospitalization,

group insurance, expense reimbursement, amounts contributed under this Trust and

Plan (except as provided below in this Section 2.12) or any other qualified retirement plan; (c) overtime pay; and (d) other special benefits.  The amount of a participant's compensation for any plan year shall not include any amounts paid to the participant by a Participating Company prior to the date as of which he became a participant pursuant to Article 3 hereof.  Except as otherwise indicated in the Trust and Plan, a participant's compensation shall include amounts contributed by a Participating Company to the Trustee pursuant to a participant's election under Section 4.1 hereof.  For purposes of the Trust and

Plan, the amount of a participant's compensation for any plan year shall not exceed One Hundred and Fifty Thousand Dollars ($150,000) plus such adjustments for increases in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code.

         .11        The words "continuous service" shall mean for any employee any period during which he is or was employed by a Participating Company or any affiliate.  Each such period shall be measured from his date of hire to the date of termination of employment which follows such date of hire.  Notwithstanding the preceding provisions of this Section 2.13, if any employee is rehired within twelve (12) months of:

         (1)        the date of his termination of employment, or

         (2) if earlier, the first day of any period of leave of absence, layoff, or military service after the end of which the employee did not return to work for a Participating Company or any affiliate prior to his termination of employment, such employee's continuous service shall include the period of severance measured from his date of termination until his subsequent date of rehire.  Two or more periods of employment that are included in a participant's continuous service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of twelve (12) months constituting a year and thirty

(30) days constituting a month.

         .12        The words "Covered Employee" shall mean an employee of a

Participating Company who is neither a non-resident alien employed by a

Participating Company outside of the United States nor covered by a collective bargaining agreement to which such Participating Company is a party.  An employee shall cease to be a "Covered Employee" upon the earliest to occur of:

         (a)        his termination of employment;

         (b) his transfer to employment with an affiliate which is not a Participating Company;

         (c) his becoming covered by a collective bargaining agreement to which a Participating Company is a party; or

         (d) his becoming a non-resident alien employed by a Participating Company outside of the United States.

         .13        The words "date of hire" shall mean the date on which an

employee commences employment and works at least one (1) hour for a

Participating Company or any affiliate.

         .14        The word "deferral" shall mean contributions made pursuant to Section 4.1.

         .15        The words "domestic relations order" shall mean, with

respect to any participant, any judgment, decree or order (including approval of a property settlement agreement) which both:

         (a) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the participant; and

         (b) is made pursuant to a State domestic relations law (including a community property law).

         .16        The words "effective date" shall mean January 1, 1987, the

Trust and Plan's original effective date.

         .17        The words "eligibility break-in-service" shall mean for any employee a period of sixty (60) consecutive months commencing on the earliest to occur of:

         (a)        his termination of employment; or

         (b) the first day of any period of leave of absence, layoff, or military service after the end of which the employee did not return to work for a Participating Company or any affiliate prior to his termination of employment;

     during which the employee was not employed by a Participating Company or any affiliate.  Notwithstanding the foregoing provisions of this Section 2.19,

in the event any employee is on a leave of absence either;

         (a)        by reason of the pregnancy of such employee; or

         (b)        by reason of the birth of a child of such employee; or

         (c) by reason of the placement of a child with such employee in connection with the adoption of such child by such employee; or

         (d) by reason of caring for such child for a period beginning immediately following such birth or placement;

     such employee shall, solely for the purposes of determining whether such employee has incurred an eligibility break-in-service pursuant to this

Section 2.19, be deemed to have terminated his employment on the first anniversary of the date of his termination of employment.  The Administrator may require any employee who leaves his employment by reason of any such pregnancy,

birth or placement to furnish to the Administrator such timely information as the Administrator may reasonably require to establish that the employee's leave of absence was by reason of such pregnancy, birth or placement.

         .18        The word "employee" shall mean any employee of a

Participating Company or an affiliate, as the case may be, or where the context may require, a former employee of a Participating Company or an affiliate.

         .19        The word "employer" shall mean, with respect to any

participant, the Participating Company or, where the context requires, the affiliate by which he is employed.

         .20        The word "hours" shall generally mean for any employee the actual number of hours for which he was directly or indirectly paid or entitled to payment by a Participating Company or any affiliate, including payments pursuant to an award or agreement requiring a Participating Company or an affiliate to pay back wages, irrespective of mitigation of damages.  Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-

2(b) and (c) of the Department of Labor Regulations which are incorporated herein by reference.  Notwithstanding the foregoing,

         (a) no employee shall be credited with more than 501 hours with respect to payments he receives or is entitled to receive during any single continuous period during which he performed no services for a Participating Company or an affiliate (irrespective of whether he has terminated employment) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence;

         (b) no employee shall be credited with hours with respect to payments he receives or is entitled to receive during a period when he performed no services for a Participating Company or an affiliate under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation, disability insurance or Federal Social Security laws; and

         (c) no employee shall be credited with hours with respect to payments he receives or is entitled to receive under a pension benefit plan to which a Participating Company or an affiliate has contributed during a period when he performed no services for a Participating Company or an affiliate.

     Notwithstanding the foregoing provisions of this Section 2.22, in the event any employee does not perform services for a Participating Company or any affiliate for any period either:

         (a)        by reason of the pregnancy of such employee; or

         (b)        by reason of the birth of a child of such employee; or

         (c) by reason of the placement of a child with such employee in connection with the adoption of such child by such employee; or

         (d) by reason of such employee caring for such child for a period beginning immediately following such birth or placement;

     such employee shall, solely for purposes of determining whether such employee has incurred a One (1) Year Break-In-Service pursuant to Section 2.28 hereof, be credited either with the hours which otherwise would normally have been credited to such employee but for such absence or, in any case in which the

Administrator is unable to determine the hours described in the preceding clause, eight hours per day of such absence provided, however, that the total number of hours which an employee may be credited with by reason of any such pregnancy, birth or placement shall not exceed 501 hours.  An employee shall be credited with the hours described in the preceding sentence only in the plan year in which the absence from work begins if the employee would be prevented from incurring a One (1) Year Break-In-Service in such plan year solely because the employee is credited with hours pursuant to the preceding sentence or, in any other case, in the immediately following plan year.  The Administrator may require any employee who is absent from work because of any such pregnancy,

birth or placement to furnish to the Administrator such timely information as the Administrator may reasonably require to establish both that the employee's absence from work is because of such pregnancy, birth or placement and the number of days during which the employee was absent is because of such pregnancy, birth or placement.

         .21        The words "insurance company" shall mean any legal reserve life insurance company licensed to issue annuity contracts in the State of

New Jersey.

         .22        The words "Joint and Survivor Annuity" shall mean an annuity contract purchased from an insurance company which provides that the amounts distributable to a participant under the Trust and Plan shall be paid to the participant for his lifetime in equal monthly amounts commencing on the date specified in this Trust and Plan until the payment made as of the first day of the month during which the participant shall die and that an amount which is not less than fifty percent (50%) nor more than one hundred percent (100%) of the monthly amount payable to the participant shall be payable to the person who was the spouse of the participant on the date distribution commenced to the participant, commencing on the first day of the month following the death of the participant, if such person is then living, and ending with the payment made on the first day of the month during which such person shall die.

         .23        The words "Life Annuity" shall mean an annuity contract

purchased from an insurance company which provides that the amounts distributable to an unmarried participant or a beneficiary who is a deceased participant's surviving spouse under the Trust and Plan shall be paid to the participant or beneficiary for his lifetime in equal monthly amounts commencing on the date specified in the Trust and Plan and payable each month thereafter until the month during which the participant or beneficiary dies.

         .24        The words "military service" shall mean duty in the Armed

Forces of the United States, whether voluntary or involuntary, provided that the employee serves not more than one voluntary enlistment or tour of duty, and further provided that such voluntary enlistment or tour of duty does not follow involuntary duty.

         .25        The words "normal retirement date" shall mean for each

participant the date upon which he attains age sixty-five (65).

         .26        The words "One (1) Year Break-In-Service" shall mean for any employee a taxable year ending after his termination of employment during which the employee was not credited with more than five hundred (500) hours.

         .27        The word "participant" shall mean any person who becomes a participant in the Trust and Plan in accordance with Article 3 hereof and shall also mean, as the context may require, any person who has terminated his employment and was formerly a participant in the Trust and Plan.

         .28        The words "Participating Company" shall mean the Company and any subsidiary which has adopted this Trust and Plan pursuant to Article 22 hereof.

         .29        The words "permanent and total disability" shall mean any

disability which continuously disables and wholly prevents a participant from performing the duties of his occupation and which is expected to be of a permanent duration, as shall be determined under the provisions of Section 12.3 hereof except that no participant shall be deemed to be permanently and totally disabled if such disability was (a) contracted, suffered or incurred while the participant was engaged in, or resulted from his having engaged in, a criminal act or enterprise, or (b) resulted from his habitual drunkenness or addiction to narcotics, or (c) resulted from any intentionally self-inflicted injury.

         .30        The words "plan year" shall mean the Company's taxable year.

         .31        The words "qualified domestic relations order" shall mean a domestic relations order which satisfies the requirements of Section

414(p)(1)(A) of the United States Internal Revenue Code.

         .32        The words "restatement date" shall mean January 1, 1989, the date on which this instrument generally became effective.

         .33        The word "subsidiary" shall mean any corporation organized under the laws of any State of the United States or under the laws of any foreign country in which the Company owns directly or indirectly any outstanding shares either beneficially or of record.

         .34        The words "taxable year" shall mean the Company's annual

accounting period, which presently is the calendar year.

         .35        The words "termination of employment" shall mean for any

employee the occurrence of any one of the following events:

         (a) he is discharged by a Participating Company or any affiliate unless he is subsequently reemployed and given pay back to his date of discharge;

         (b) he voluntarily terminates employment with a Participating Company or any affiliate;

         (c) he retires from employment with a Participating Company or any affiliate;

         (d) he fails to return to work at the end of any leave of absence authorized by a Participating Company or any affiliate, or within ninety (90) days following such employee's release from military service or within any other period following military service in which his right to reemployment with a Participating Company or any affiliate is guaranteed by law, or within three
               (3) days after he has been recalled to work following a period of layoff; or

         (e) he has been continuously laid-off for twenty-four (24) months.

     In the case of the occurrence of any event described in (d) or (e) of this

Section 2.37, the date of such employee's termination of employment shall be deemed to be the first day of any such period of leave of absence, layoff, or military service.

         .36        The words "Trust and Plan" shall mean this instrument as

originally executed and as it may be amended from time to time, or, where the context requires, the Handex Environmental Recovery, Inc. 401(k) Profit Sharing

Plan, an adoption of the Massachusetts Financial Services 401(k) Cash or

Deferred Profit Sharing Retirement Plan and Trust for Corporations, Associations

and Self-Employed Individuals, a prototype plan, as it existed from time to time prior to the restatement date.

         .37        The word "Trustee" shall mean the trustee herein named and any successor Trustee.

         .38        The words "vested interest" shall mean with respect to any participant the sum of (a) plus (b) minus (c) below where:

         (a) equals the amounts credited to his regular employer contribution account and matching employer contribution account, multiplied by his Vested Percentage;

         (b) equals any distributions made to the participant from his regular employer contribution account and matching employer contribution account since his earliest date of hire which has not been followed by five (5) consecutive One (1) Year Breaks-In-Service, multiplied by his Vested Percentage; and

         (c) equals the amount of any distributions made to the participant from his regular employer contribution account and matching employer contribution account since his earliest date of hire which has not been followed by five (5) consecutive One (1) Year Breaks-In-Service.

         .39        The words "Vested Percentage" shall mean for any participant a percentage determined on the basis of his number of years of vesting service in accordance with the following table:

         Years of Vesting Service                 Vested Percentage

         Less than 1 year                                0%
         1 but less than 2 years                        20%
         2  "    "    "  3   "                          40%
         3  "    "    "  4   "                          60%
         4  "    "    "  5   "                          80%
         5 or more years                               100%

Notwithstanding the preceding provisions of this Section 2.41, the

Vested Percentage of a participant who has attained his normal retirement date shall be 100%.

         .1         The words "vesting service" shall mean for any employee the number of taxable years during which the employee has been or was previously employed by a Participating Company or any affiliate, excluding:

         (a) any taxable years during which the employee was credited with less than one thousand (1,000) hours; and

         (b) any years of vesting service which a terminated and rehired participant had prior to a termination of employment if:

               (i)       such participant did not have a vested interest on such
                    date of termination of employment; and

              (ii)       no amount was credited to his cash option account on
                    such date of termination of employment; and

             (iii)       such participant has had five consecutive One (1) Year
                    Breaks-In-Service since the last day of such vesting service.


2

                          ELIGIBILITY AND PARTICIPATION



          .1        Every employee of the Participating Companies who was a

participant in the Trust and Plan as it existed immediately prior to the restatement date shall continue to be a participant on and after the restatement date.

          .2        An employee of a Participating Company shall be qualified to become a participant under the Trust and Plan when he has met all of the following requirements:

          (a)       he is a Covered Employee;

          (b)       he has completed six (6) months of continuous service; and

          (c)       he has attained the age of twenty-one (21) years.

     In the case of an employee who is rehired after a termination of employment, such employee's date of hire for purposes of this Section 3.2 shall be deemed to be his earliest date of hire unless all of the following apply:

          (a) the employee did not have a vested interest on such date of termination of employment;

          (b) the employee did not have any amount credited to his cash option account on such date of termination of employment;

          (c)       the employee has incurred an eligibility break-in-service;
               and

          (d) the employee's period of continuous service determined under this Section 3.2 on such termination of employment shall have been less than or equal to the period between his termination of employment and his date of rehire.

     In the event that (a), (b), (c) and (d) above all apply with respect to a rehired employee, any periods of continuous service prior to such termination of employment shall be cancelled and such employee's date of rehire shall then be deemed to be his date of hire for purposes of determining his period of continuous service under this Section 3.2.

          .3        Every employee of a Participating Company who is eligible as of the restatement date shall become a participant as of that date.  Every employee of a Participating Company who becomes eligible after the restatement date shall become a participant as of the January 1 or July 1 coinciding with or next following the date he becomes qualified.

          .4        In the event that a Participating Company or an affiliate

shall reemploy a former participant whose continuous service as a former employee is not excluded pursuant to Section 3.2 hereof, such former participant shall again become a participant in the Trust and Plan on his date of rehire,

provided he is then a Covered Employee.  Any other former participant must requalify under the provisions of Section 3.2 hereof before he is eligible to again become a participant.

          .5

3

                             CASH OR DEFERRED OPTION



          .1        Pursuant to uniform rules and procedures promulgated by the

Administrator, a participant may elect in writing that a portion (such portion being within limits prescribed by the Administrator) of his unpaid compensation for a taxable year be paid by his employer to the Trustee hereunder and be treated as a contribution by his employer.  A participant's election hereunder shall be conditioned upon:

          (a) his right to defer the imposition of federal income tax on such contribution until a subsequent distribution of such amount under this Trust and Plan; and

          (b) the right of his employer to deduct such amount for federal income tax purposes after taking into account any contributions made by such employer under Article 5 hereunder and after taking into account any contributions made by the employer under any other profit sharing, pension and stock bonus plans maintained by the employer which meet the requirements of Section 401(a) of the Code.

     The Administrator may prescribe the maximum amount of a participant's unpaid compensation that is subject to the election described in this Section

4.1.

          .2        All amounts paid to the Trustee pursuant to Section 4.1

above shall be paid in cash not later than the date on which such amounts can reasonably be segregated from the employer's general assets, which in no event shall be more than ninety (90) days after the date on which such amount would otherwise have been payable to the participant in cash.

          .3        Any amounts contributed to the Trust and Plan pursuant to

Section 4.1 above on behalf of a participant shall be held by the Trustee as a part of the trust fund created under this Trust and Plan, shall be specifically allocated to a cash option account for the benefit of such participant and shall be invested, reinvested, and administered in accordance with the terms of this

Trust and Plan.  The amounts credited to a participant's cash option account shall be fully vested and nonforfeitable at all times.

          .4        Except as provided in Article 15, in no event may a

participant withdraw any amounts credited to his cash option account prior to the time such amounts become distributable to him pursuant to Articles 11 and 12 hereof.

          .5        The amounts credited to a participant's cash option account shall not be alienated, disposed of or in any manner encumbered and are made expressly subject to the provisions against alienation set forth in Article 20 of this Trust and Plan.

          .6        In the event a participant receives a distribution from his cash option account as a result of hardship as described in Article 15, such participant's elective deferrals shall be suspended for 12 months after his receipt of such hardship distribution.  In addition, for the calendar year immediately following the calendar year of the hardship distribution such participant shall be barred from making elective deferrals in excess of (a)

minus (b) below where (a) equals the applicable limit under Code Section 402(g)

for such immediately following calendar year; and (b) equals the amount of such participant's elective deferrals for the calendar year of the hardship distribution.

          .7

4

                         MATCHING EMPLOYER CONTRIBUTIONS



          .1        The Participating Companies may make a contribution to the

Trust and Plan on behalf of each participant on whose behalf a deferral is made.

The amount of such matching contribution, if any, shall be determined by the

Company through action of its Board of Directors and shall be announced to the participants prior to the beginning of the plan year in which such matching contribution shall be allocated.  Such amount, if any, shall be credited to the matching employer contribution account of each participant on whose behalf contributions are made pursuant to Section 4.1 hereof.

          .2        Notwithstanding Section 5.1 above, no matching contributions shall be made under Section 5.1 with respect to any participant to the extent any contributions made on behalf of such Participant under Section 4.1 hereof are in excess of any limitation described in Section 8.2 or 8.3 hereof.

          .3        The Administrator shall, as soon as reasonably possible

after the payment by the Participating Companies of their contribution, furnish to the Trustee such information, including information concerning the compensation of participants during such taxable year, as may be necessary for the proper administration of this Trust and Plan.

          .4        In no event may a participant withdraw any amounts credited to his matching employer contribution account prior to the time such amounts become distributable to him pursuant to Articles 11 and 12 hereof.

          .5        The amount determined to be credited to each participant's matching employer contribution account under this Article 5 shall be added to amounts previously credited to said accounts which remain credited to such accounts, and shall for all purposes be deemed to have been credited on the aforesaid allocation date which coincides with the last day of the taxable year for which the contribution was made.  Such crediting to the accounts of participants shall not vest any right, title or interest in or to any assets of the Trust in any participant.

          .6

5

                         REGULAR EMPLOYER CONTRIBUTIONS



          .1        With respect to any taxable year, a Participating Company

may pay to the Trustee, not later than the last day upon which such

Participating Company may make a contribution under this Trust and Plan and secure under the Code of the United States a deduction of such contribution in the computation of its Federal Income Taxes for such taxable year, a contribution in cash or other property in such amount as is determined by the

Participating Company in its sole discretion.  Such contribution shall be in addition to any amounts contributed under Articles 4 and 5 hereof and nothing contained herein shall require a Participating Company to make any contribution under this Article 6 with respect to any plan year.

          .2        The Administrator shall, as soon as reasonably possible

after the payment by a Participating Company of its contribution, furnish to the

Trustee such information, including information concerning the compensation of participants during such taxable year, as may be necessary for the proper administration of this Trust and Plan.

          .3

6

                  ALLOCATION OF REGULAR EMPLOYER CONTRIBUTIONS



          .1        Accounts being maintained by the Trustee immediately prior to the restatement date shall continue to be maintained under the Trust and Plan as amended and restated herein, and shall be credited debited and adjusted as provided in this Trust and Plan.  Such accounts shall be categorized, as of the restatement date, as follows:

          (a) To the extent a participant's account was credited with cash or deferred contributions made by a Participating Company on his behalf, such account shall be deemed to be a cash option account; and

          (b) To the extent a participant's account was credited with employer matching contributions made by a Participating Company on his behalf, such account shall be deemed to be a matching employer contribution account.

          .2        Upon an employee becoming a participant the Administrator

shall notify the Trustee and provide the Trustee with such information concerning said participant as the Trustee may need.  Upon being notified by the

Administrator that an employee has become a participant, the Trustee shall establish a regular employer contribution account in the name of such participant.

          .3        The Participating Companies' regular contributions for any taxable year shall be allocated among the regular employer contribution accounts of the participants who were active participants with respect to such taxable year.  The regular employer contribution account of each such active participant shall be credited with that portion of the Participating Companies' regular contributions for such taxable year which bears the same relationship to the regular contributions of the Participating Companies as such active participant's compensation for such taxable year bears to the total compensation of all such active participants for such taxable year.

          .4        In no event may a participant withdraw any amounts credited to his regular employer contribution account prior to the time such amounts become distributable to him pursuant to Articles 11 and 12 hereof.

          .5        The amount determined to be credited to each participant's regular employer contribution account under this Article 7 shall be added to amounts previously credited to said accounts which remain credited to such accounts, and shall for all purposes be deemed to have been credited on the aforesaid allocation date which coincides with the last day of the taxable year for which the contribution was made.  Such crediting to the accounts of participants shall not vest any right, title or interest in or to any assets of the Trust in any participant.

          .6

7

                  LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS



          The following Sections of this Article shall be effective as of

January 1, 1989:

          .1        The amount and allocation of contributions under this Trust and Plan shall be subject to several limitations.  Those limitations shall be as follows:

          (a) contributions made by the Participating Companies to the Trust and Plan pursuant to a participant's cash or deferred election under Article 4 of the Trust and Plan shall be subject to the individual deferral limit described in Section 8.2 hereof;

          (b) contributions made by the Participating Companies to the Trust and Plan pursuant to a participant's cash or deferred election under Article 4 of the Trust and Plan and the matching employer contributions made pursuant to Article 5 of the Trust and Plan shall be subject to the limits set forth in Section 8.3 hereof;

          (c)       all contributions made pursuant to Article 4, Article 5 and
               Article 6 of the Trust and Plan, including contributions made pursuant to a participant's election under Article 4, matching employer contributions made pursuant to Article 5, and regular employer contributions made pursuant to Article 6, shall, in the aggregate, be subject to the deductibility limit set forth in
               Section 8.4 hereof; and

          (d) the allocation of all of the foregoing contributions shall, in the aggregate, be subject to the limitation on annual additions set forth in Article 24 hereof.

          .2        In no event shall contributions made pursuant to a

participant's election under Article 4 of the Trust and Plan with respect to the taxable year of the participant plus similar amounts contributed on a similar basis by any other employer (whether or  not related to a Participating Company)

required by law to be aggregated with such contributions under this Trust and

Plan exceed Seven Thousand Dollars ($7,000.00), plus any increase for cost-of-

living as determined from time to time pursuant to regulations issued by the

Secretary of the Treasury or his delegate pursuant to Section 415(d) of the

Code.  In the event that the deferrals for a participant's taxable year shall exceed such limit, the excess deferrals, reduced by the amount of excess deferrals previously distributed to such participant in accordance with Section

8.5 hereof for the taxable year, together with any earnings allocable to such excess deferrals during the taxable year shall be refunded to the participant by the April 15th next following the close of such taxable year.  The amount of any such refund shall be debited to the participant's cash option account.

               In the event that the Administrator shall receive notice from a participant by the March 1 next following the close of the participant's taxable year that the deferrals together with similar deferrals under plans of other employers shall have exceeded such limit, the Administrator shall cause the amount of excess deferrals specified by the participant together with any earnings allocable to such excess elective deferrals during the taxable year to be refunded to the participant by the April 15th next following the receipt of such notice.  The amount of any such refund shall be debited to the participant's cash option account.

          .3        Deferrals shall be limited so that the average deferral

percentage for the highly compensated participants shall not exceed an amount determined based upon the average deferral percentage for the participants who are not highly compensated participants, as follows:

               (A)                           (B)

          Average Deferral              Limit on Average
          Percentage for                Deferral Percentage
          Participants who              for Highly Compensated
          are Not Highly                Participants
          Compensated

          Less than 2%                  2 times Column (A)
          2% or more but less           Column (A) plus 2%
               than 8%
          8% or more                    1.25 times Column (A)

For purposes of the foregoing, the "deferral percentage" for a participant for any plan year shall equal the deferral allocated to his cash option account during the plan year that either would have been received by the participant in the plan year, if not for the deferral election, or are attributable to services performed during the plan year and would have been received by the employee within 2-1/2 months after the close of the plan year, if not for the deferral election, as a percentage of his compensation for such plan year.  For purposes of determining the deferral percentage of a highly compensated participant, all contributions made on his behalf by the Participating Companies pursuant to a cash or deferred arrangement under all tax qualified retirement plans maintained by the Participating Companies shall be treated as if made under the Trust and

Plan.  For purposes of this Trust and Plan, an employee shall be considered to be "highly compensated" for a plan year if either:

          (c)  during the preceding plan year, he:

               (i)       was at any time a five percent (5%) actual or
                    constructive owner of a Participating Company or its affiliate; or

              (ii)       received total remuneration from the Participating
                    Companies and their affiliates in excess of Seventy-Five Thousand Dollars ($75,000.00) (plus any increase for cost-of-living as shall be prescribed by the Secretary of the Treasury pursuant to Section 414(q)(1) of the Code); or

             (iii)       received total remuneration from the Participating
                    Companies and their affiliates in excess of Fifty Thousand Dollars ($50,000.00)(plus any increase for cost-of-living as shall be prescribed by the Secretary of the Treasury pursuant to Section 414(q)(1) of the Code) and was in the 'top paid group' of employees of the Participating Companies and their affiliates for such plan year; or

              (iv)       was at any time an officer of a Participating Company
                    or one of its affiliates and received total remuneration in excess of Forty-Five Thousand Dollars ($45,000.00) or, if greater, fifty percent (50%) of the amount in effect under
                    Section 415(b)(1)(A) of the Code for such plan year (plus any increase for cost of living after 1989 as determined by the Secretary of the Treasury or his delegate); or

          (d)  during the current plan year, he either:

               (i)       was at any time a five percent (5%) actual or
                    constructive owner of a Participating Company or its affiliate; or

              (ii)       was one of the one hundred (100) highest paid employees
                    of the Participating Companies and their affiliates for the current plan year and meets the requirements of subparagraphs (a)(ii), (a)(iii) or (a)(iv) above for the current plan year.

          For purposes of determining whether an employee is "highly compensated," the words "total remuneration" shall mean for any participant all amounts paid to him as payment for services rendered by him to the Participating

Companies or any affiliate which must be taken into account for purposes of satisfying one of the definitions of compensation contained in the Treasury regulations issued under Section 415 of the Code.

          For purposes of determining the members of the "top paid group" under subparagraph (a)(iii) above, a participant is a member of the top paid group for any plan year if for such plan year the participant is a member of a group consisting of the top paid twenty percent (20%) of employees of the

Participating Companies, and all affiliates ranked on the basis of total remuneration from the Participating Companies and all affiliates during the plan year.  In determining the members of the top paid group, the following employees shall be excluded:

          (A)       employees who have not completed six (6) months service;

          (B) employees who normally work less than seventeen and one-half (17-1/2) hours per week;

          (C) employees who normally work not more than six (6) months during any year;

          (D)       employees who have not attained age twenty-one (21);

          (E) except to the extent provided in regulations, employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and a Participating Company or any affiliate; and

          (F) employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Participating Companies or any affiliate which constitutes income from sources within the Unites States (within the meaning of Section 861(a)(3) of the Code).

The Participating Companies may elect (in such manner as may be provided by the

Secretary of the Treasury or his delegate) to apply subparagraph (A), (B), (C),

or (D) above by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or age (as the case may be) than that specified in such subparagraph.

          For purposes of determining the number and identity of 'officers' in subparagraph (a)(iv) above:

          (I) The total number of employees treated as officers shall be limited to the lesser of:

               (1)  fifty (50); or

               (2) the greater of three (3) employees or ten percent (10%) of all employees of the Participating Companies and all affiliates; but

         (II) If no employee would be described as an officer pursuant to subparagraph (a)(iv) above, the highest paid officer shall be treated as described in such subparagraph.

          A former employee shall also be treated as a highly compensated participant if:

          (a) such employee was a highly compensated participant when he terminated employment; or

          (b) such employee was a highly compensated participant at any time after attaining age fifty-five (55).

          In addition, the matching employer contributions made under Article 5 hereof for a plan year shall be limited so that the average contribution percentage for the highly compensated participants shall not exceed an amount determined based upon the average contribution percentage for the participants who are not highly compensated participants, as follows:

               (A)                           (B)

          Average Contribution          Limit on Average
          Percentage for                Contribution Percentage
          Participants who              for Highly Compensated
          are Not Highly                Participants
          Compensated

          Less than 2%                  2 times Column (A)
          2% or more but less           Column (A) plus 2%
               than 8%
          8% or more                    1.25 times Column (A)

For purposes of the foregoing, the "contribution percentage" for a participant in any plan year shall equal the matching employer contributions which:

          (a)  were made on his behalf under Article 5 hereof;

          (b)  were allocated to his account during the plan year; and

          (c)  were paid to the Trust by the end of the subsequent plan year;

as a percentage of his compensation for such plan year.  For purposes of determining the contribution percentage of a highly compensated participant, all matching employer contributions made on his behalf under all tax qualified retirement plans maintained by the Participating Companies shall be treated as if made under the Trust and Plan.  If, for any plan year, the Trust and Plan satisfies the average deferral percentage test, then the Participating Companies may elect, in such manner as the Secretary of the Treasury or his delegate may provide, to take into account as additional amounts for purposes of satisfying the average contribution percentage test, amounts contributed to the Trust and

Plan pursuant to a participant's election under Section 4.1 hereof.

          If both the average deferral percentage and the average contribution percentage of the highly compensated participants exceeds one and twenty-five hundredths (1.25) multiplied by the corresponding average deferral percentage and average contribution percentage of the non-highly compensated participants,

deferrals made for a plan year plus the matching employer contributions made by the Participating Companies for such plan year shall be limited so that the sum of the average deferral percentage and the average contribution percentage for the highly compensated participants does not exceed the "aggregate limit."  The

"aggregate limit" is equal to the greater of (a) and (b) below where:

          (a)  equals the sum of (i) and (ii) below, where:

               (i) equals 1.25 times the greater of the deferral percentage or the contribution percentage for the non-highly compensated participants; and

               (ii) equals two (2) percentage points plus the lesser of the deferral percentage or the contribution percentage for the non-highly compensated participants. In no event, however, shall this amount exceed twice the lesser of the deferral percentage or the contribution percentage for the non-highly compensated participants; and

          (b)  equals the sum of (i) and (ii) below, where:

               (i) equals 1.25 times the lesser of the deferral percentage or the contribution percentage for the non-highly compensated participants; and

               (ii) equals two (2) percentage points plus the greater of the deferral percentage or the contribution percentage for the non-highly compensated participants. In no event, however, shall this amount exceed twice the greater of the deferral percentage or the contribution percentage for the non-highly compensated participants.

          In addition, if any individual is a member of the family of a five percent (5%) owner or of a highly compensated employee in the group consisting of the ten (10) highly compensated employees paid the greatest total remuneration by the Participating Companies during the plan year, then for purposes of any Section of this Trust and Plan which uses the term highly compensated employee or highly compensated participant, (i) such individual shall not be considered a separate employee, and (ii) any such compensation paid to such individual by the Participating Companies (and any applicable contribution on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the highly compensated employee or participant.  For purposes of the foregoing, the word "family" shall mean, with respect to any employee, such employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

          .1        In no event shall the amount of all contributions by the

Participating Companies pursuant to Article 5 and Article 6 hereof, together with all amounts contributed by Participating Companies to the Trustee pursuant to participants' deferral elections under Section 4.1 hereof, exceed the maximum amount allowable as a deduction under Section 404(a)(3) of the Code or any statute of similar import, including the amount of any contribution carryforward allowable under said Section 404(a)(3).  This limitation shall not apply to contributions which may be required in order to provide the minimum contributions described in Article 25 for any plan year in which this Trust and

Plan is top-heavy.  Nor shall this limitation apply to contributions which may be required in order to recredit the account of any rehired participant whose account is to be recredited with previously forfeited amounts as described in

Section 11.3 hereof.

          .2        In the event that the limitations set forth in Section 8.3 hereof shall be exceeded, the Administrator shall take action to reduce future deferrals hereof and/or matching employer contributions made pursuant to

Article 5 as appropriate.  Such action may include a reduction in the future rate of deferrals of any highly compensated employee pursuant to any legally permissible procedure.  In the event that such action shall fail to prevent the excess, prior deferrals, reduced by the amount of excess deferrals previously distributed to such participant in accordance with Section 8.2 hereof for the plan year, plus any income and minus any loss allocable thereto to the end of the preceding plan year, shall be distributed to the affected highly compensated employees no later than two and one-half (2-1/2) months following the end of the plan year in which such contributions were made.  In the event of any such distribution of deferrals, any matching employer contribution, plus any income and minus any loss allocable thereto to the end of the preceding plan year,

shall be returned to the Participating Companies and the participant's cash option account, and if applicable, his matching employer contribution account shall be debited with the amount of such distribution.  In the event that distributions must be made in order to  bring the Trust and Plan into compliance with Section 8.3 hereof, the Administrator shall reduce the deferral percentage or contribution percentage of highly compensated participants in descending order, beginning with the highly compensated participant(s) with the highest such percentage, until such limitations have been satisfied.  In performing such reduction, the reduced deferral percentage or contribution percentage of any affected highly compensated participant shall in no event be lower than that of the highly compensated participant with the next highest such percentage.

               Distributions of excess deferrals or excess contributions shall be made to highly compensated employees on the basis of the respective portions of such contributions attributable to such employees taking into account the family aggregation rules contained in Section 8.3 hereof.  Such contributions shall be treated as annual additions under Section 24.1 hereof.

               For purposes of adjusting excess deferrals and excess

contributions to take into account income and losses to the end of the preceding plan year, the income or loss shall be equal to the income or loss for the plan year allocable to the account to which the excess was allocated multiplied by a fraction, the numerator of which is the excess deferrals or contributions credited to such account for the plan year and the denominator of which is the total account balance without regard to any income or loss occurring during such plan year.  Any adjustments made in cash option accounts or matching employer contribution accounts shall be made in a uniform and nondiscriminatory manner for similarly situated participants.



2

                               INSURANCE CONTRACTS



          .1        Prior to January 1, 1994, the Company, pursuant to uniform rules and procedures promulgated by the Administrator, and whether or not the accounts have been segregated for investment purposes pursuant to Article 18 hereof, permitted participants to use part of the amounts credited to their accounts to purchase insurance on their individual lives.  The proceeds upon the maturity by death in whole or in part of any contract shall have been for the benefit of the beneficiaries of the participant with respect to whom the maturity occurs subject to the other provisions of this Trust and Plan.  The contract shall be issued in the name of the Trustee who shall retain until its maturity by death or its disposition under the terms of this Trust and Plan all incidents of ownership therein.  The proceeds of said contract shall be payable directly to the beneficiary of the participant for whose benefit it was purchased.  The premium on any such contract purchased for a participant's benefit shall be paid from the amounts credited to such participant's accounts and said accounts shall be debited by the amount of premiums so paid.  In no event shall the aggregate of the entire amounts paid for term life insurance plus 50% of the amount paid for ordinary life insurance contracts for any participant be as much as 25% of the aggregate of contributions which have been allocated to his accounts since the date he first became a participant.

          .2        All contracts purchased shall contain such provisions

against alienation and levying thereon as the Administrator may deem appropriate and shall be procurable.  Premium payments for such insurance shall be on a single premium or level premium basis and premium payments shall be charged against applicable accounts as of the date of payment.

          .3        During the time any contract is held under the provisions of the Trust and Plan, the participant whose life is insured by such contract may,

in his discretion, direct the Trustee to instruct the insurance company to apply the dividends or returns of premium accumulated under the contract in any manner permitted by such contract.

          .4        When, on any premium payment date, the premiums then due on all contracts held by the Trustee for the benefit of any participant shall exceed the amount credited to such participant's accounts or the amount which may under the 25% limitation stated in Section 9.1 hereof be used to pay premiums upon ordinary life insurance contracts for a participant, the participant shall proceed as follows:

          (a) direct the Trustee to instruct the insurance company to apply any dividends, endowments or returns of premium accumulated under such contracts for the payment of premiums to the extent necessary; and

          (b) in the event the Trustee applies the dividends, endowments and returns of premium accumulated as aforesaid, but said amount is insufficient to meet premium payments due under such contracts, such participant may pay any remaining premiums or a portion thereof then due himself; and

          (c) in the event payment of the premiums is not made under subsections (a) and (b) above, the Trustee may borrow the contracts' cash surrender value to pay said premiums, to the extent said borrowings are insufficient to pay said premiums. The Trustee shall instruct the insurance company to have the contracts placed upon a paid-up basis, to the extent necessary, provided that in the event said contracts may not be placed upon a paid-up basis according to the general practice of the insurance company, such contracts shall be reduced to cash and the amounts received thereby shall be credited to the partici pant's accounts.

          .5        If available, any contract purchased by the Trustee shall

contain an automatic premium loan provision exercisable by the Trustee at the direction of the participant in the event of non-payment of the premium and shall also permit conversion to paid up insurance by the Trustee at the direction of the participant.

          .6        Insurance contracts purchased may contain double indemnity and waiver of premium provisions, insofar as permitted by the insurance company.

In any event the cost of such benefits with respect to a participant shall be borne by him.

          .7        If the Trustee shall hold an insurance contract on the life of a terminated participant on his date of termination of employment (if his employment terminates for some reason other than death), the terminated participant shall have the right to purchase any such contract from the Trust and Plan by paying to the Trustee an amount equal to its cash surrender value within thirty (30) days after his termination of employment.  If such amount is so paid, the Trustee shall assign all its right, title and interest in and to such contract to the terminated participant.  If any such contract is not purchased by the terminated participant, the Trustee shall surrender said contract to the insurance company for its cash surrender value.  As of the date the participant terminates his employment, such participant's accounts will be credited with any such contract's cash surrender value.  In the event that the participant shall die after his termination of employment but prior to the date such contract is either transferred to the participant or surrendered to the insurance company for its cash surrender value, such participant shall be deemed to have died while an employee and, pursuant to Section 13.1 hereof, the proceeds of such contract shall be payable to the participant's beneficiary in accordance with the provisions of Article 13 hereof, and the deceased participant's accounts shall be debited by an amount equal to the amount that was credited to such accounts upon such participant's termination of employment as provided in the preceding sentence.

          .8

3

                             VALUATION OF ASSETS AND
                       ADJUSTMENT OF UNSEGREGATED ACCOUNTS


         .1         To the extent the accounts have not been segregated for

investment purposes pursuant to Article 18 hereof, the Trustee shall, as soon as practicable following each allocation date value all unsegregated assets of the

Trust as of the allocation date.  The Trustee shall use the fair market values of securities or other assets in making said determination.  The Trustee shall then subtract from the total value of the unsegregated assets of said Trust the total of all unsegregated cash option accounts, matching employer contribution accounts and regular employer contribution accounts as of said allocation date.

Each such unsegregated account shall be credited with that portion of the excess of the value of the unsegregated assets over the total of all unsegregated accounts which bears the same relationship to the total of such excess as the amount in said unsegregated account bears to the total of all unsegregated accounts.  The amount credited to each unsegregated account shall be reduced in similar proportion in the event the total of all unsegregated accounts as of said allocation date exceeds the total value of all unsegregated assets of the

Trust as of said allocation date.  Such adjustments in the amounts credited to unsegregated accounts shall be deemed to.  have been made on said allocation date.  It is intended that this Article 10 operate to distribute among all unsegregated accounts in the Trust, all income of the Trust and changes in the value of the Trust's unsegregated assets, as the case may be.  In adjusting unsegregated accounts after valuing unsegregated assets of the Trust as of any allocation date, no contributions of the Participating Companies pursuant to

Article 4, Article 5 or Article 6 hereof shall be taken into account until the allocation date coinciding with or next following the date such contributions were both actually paid to the Trustee by the Participating Companies and credited to the accounts of participants.

         .2

2

                            TERMINATION OF EMPLOYMENT



         .1         In the event of the termination of employment of a

participant for any reason other than death, permanent and total disability, or retirement pursuant to Article 12 hereof, the participant shall be entitled to receive a distribution of the sum of the following amounts:

         (a)        the amount credited to his cash option account; and

         (b)        his vested interest.

         .2         The amount described in Section 11.1 above shall be

distributed to the terminated participant in the form of an immediate lump sum payment as soon as practicable after his date of termination of employment, but not later than his normal retirement date.  Notwithstanding the foregoing, in the event the amount to be distributed to a terminated participant exceeds Three

Thousand Five Hundred Dollars ($3,500.00), such amount shall be distributed to a participant in the form of a single lump sum payment at any time prior to his normal retirement date as such participant shall select, provided that if the participant is married, the participant's spouse consents in writing to such distribution.  Any such payment shall be made as soon as administratively feasible after the Trustee receives a request for payment from such terminated participant.  If a participant does not receive the amounts distributable to him in accordance with the preceding paragraph prior to his normal retirement date,

the amounts distributable to such participant shall be distributed in accordance with the provisions of Article 14 hereof as though he had retired on his normal retirement date under Article 12 hereof.

         .3         If a terminated participant's Vested Percentage in his

regular employer contribution account and matching employer contribution account is less than 100%, an amount equal to (a) minus (b) below where:

         (a) equals the amount credited to his regular employer contribution account and matching employer contribution account; and

         (b)        equals his vested interest;

shall be forfeited as of the earliest of (1) the date on or after the participant's termination of employment on which the participant receives a distribution of the amounts described in Section 11.1 hereof; (2) the last day of the plan year during which the participant shall incur five consecutive One

(l) Year Breaks-In-Service; or (3) the date the participant dies.  Any such forfeited amount shall be debited to the participant's regular employer contribution account and/or matching employer contribution account.  If any amounts remain credited to his regular employer contribution account or matching employer contribution account after said forfeiture, said amounts shall thereafter be held, administered and distributed in accordance with Section 11.2 above.  Notwithstanding the preceding provisions of this Section 11.3, if a terminated participant's Vested Percentage is zero (0) and there are no amounts credited to his cash option account, the amounts which are credited to his regular employer contribution account and matching employer contribution account shall be forfeited as of the date of the participant's termination of employment.

         If the terminated participant shall be rehired by a Participating

Company or any affiliate prior to the time the terminated participant incurs five consecutive One (1) Year Breaks-In-Service, he shall immediately be reinstated as a participant in this Trust and Plan and the amount which had been previously debited to his regular employer contribution account and/or matching employer contribution account and forfeited pursuant to the provisions of this

Section 11.3 shall be recredited to his regular employer contribution account and/or matching employer contribution account on the date such participant is rehired.

         Notwithstanding any other provision of this Trust and Plan to the contrary, in order to balance the accounts maintained under the Trust and Plan after giving effect to the recrediting of the rehired participant's regular employer contribution account and matching employer contribution account and the later adjustment of such accounts pursuant to Article 10 or Article 18 hereof,

the Company may, at its option:

         (b) if none of the accounts have been segregated for investment purposes pursuant to Article 18 hereof, reduce the gain, if any, in the value of the Trust and Plan's assets (since the most recent allocation date) for purposes of adjusting the accounts pursuant to Article 10 hereof as of any allocation dates which coincide with or follow the date of the participant's rehire up to and including the allocation date which coincides with the last day of the plan year during which such participant was rehired; and/or

         (c) reduce the value of the forfeitures which are otherwise reallocable as of the allocation date which coincides with the last day of the plan year during which such participant was rehired; and/or

         (d) reduce the amount of the regular employer contributions which are otherwise allocable among the regular employer contribution accounts of participants pursuant to Article 6 for the plan year during which such participant was rehired; and/or

         (e) take some combination of the actions described in (a), (b) and (c) above as the Company shall in its sole discretion determine;

provided that the total of the amounts described in (a), (b) and (c) above with respect to any plan year shall not exceed the aggregate amounts which were recredited to the regular employer contribution accounts and matching employer contribution accounts of all participants who were rehired during such plan year.  Any amounts recredited to a rehired participant's regular employer contribution account and matching employer contribution account pursuant to this

Section 11.3 shall not be an annual addition for purposes of Article 24 of this

Trust and Plan with respect to the plan year during which such recrediting occurs.

         To the extent that the sum of the amounts described in (a), (b) and (c)

above for any plan year is less than the aggregate amounts which were recredited to the regular employer contribution accounts and matching employer contribution accounts (as later adjusted pursuant to Article 10 or Article 18 hereof) of all participants who were rehired during the plan year, the Company shall cause the

Participating Companies to contribute to the Trust and Plan an amount equal to the difference between the aggregate amounts which were recredited to the regular employer contribution accounts and matching employer contribution accounts (as later adjusted pursuant to Article 10 or Article 18 hereof) of all participants who were rehired during the plan year and the sum of the amounts described in (a), (b) and (c) above, and such contribution shall be made by any such Participating Company no later than the close of the plan year next following the plan year during which such participants were rehired.

         .1         The amounts forfeited pursuant to Section 11.3 hereof shall be used to reduce the contributions to be made by the Participating Companies for the taxable year which includes the date of forfeiture.  The amounts forfeited pursuant to Section 11.3 hereof shall be reallocated first among the matching employer contribution accounts and then among the regular employer contribution accounts of active participants who are employed by one of the

Participating Companies on the allocation date which is the last day of the taxable year which includes the date of forfeiture as though such amounts were contributed by the Participating Companies with respect to such taxable year.

In no event shall forfeitures be used to increase the benefits any participant would otherwise receive under the Trust and Plan.

         .2         If the accounts have been segregated for investment purposes pursuant to Article 18 hereof, any amounts forfeited pursuant to Section 11.3 hereof shall be invested in such media as the Administrator shall direct until reallocated among the employer contribution accounts of the remaining active participants pursuant to Section 11.4 hereof.

         .3

2

                       RETIREMENT AND DISABILITY BENEFITS



         .1         A participant who retires on or after his normal retirement date shall be entitled to receive an amount equal to the amounts credited to his accounts.  Except as provided in Section 14.1 hereof, such amount shall be distributed or commence to be distributed as soon as administratively feasible but in no event later than sixty (60) days after the close of the plan year which includes the date of his retirement.  Such distribution shall be made in accordance with the provisions of Article 14 hereof.

         .2         A participant who continues in the employ of a Participating

Company or an affiliate until his completion of ten (10) years of vesting service and his attainment of age fifty-five (55), but not his normal retirement date, shall be eligible to retire.  Such a participant shall be deemed to have retired upon the date of his termination of employment and shall be entitled to receive the amount credited to the accounts held for his benefit.  Except as provided in Section 14.1 hereof, such amount shall be distributed to the participant as soon as administratively feasible after his early retirement date but not later than sixty (60) days after the close of the plan year which includes his normal retirement date as such retired participant shall select.

Such distribution shall be made in accordance with the provisions of Article 14 hereof.

         .3         Upon receipt from a participant or a person authorized by

him or on his behalf of a request that distributions be made on account of such participant's permanent and total disability, or upon its own motion, the

Administrator shall determine the extent of such participant's disability and may, to assist it in making such determination, cause appropriate medical diagnoses and tests to be made at the expense of the participant's employer.  If the Administrator shall determine that the participant is permanently and totally disabled, as defined in Section 2.31 hereof, such disabled participant shall be entitled to receive an amount equal to the amounts credited to his accounts.  Except as provided in Section 14.1 hereof, such amounts shall be distributed or commence to be distributed as soon as administratively feasible but in no event later than sixty (60) days after the close of the plan year which includes the later of the date the Administrator determines that such participant is permanently and totally disabled or the date said participant actually retires.  Such distribution shall be made in accordance with the provisions of Article 14 hereof.

         .4         Each participant who is eligible for benefits under this

Article 12 shall apply therefor on a form which shall be given to him for that purpose by the Administrator provided, however, that the foregoing requirement shall not apply in any case in which a participant shall be unable, for physical, mental or any other reason satisfactory to the Administrator to make such application.  Upon finding that such participant satisfies the eligibility requirements for benefits under this Article 12, the Administrator shall promptly notify the Trustee in writing of his eligibility and of the method of distribution selected in accordance with Article 14.

         .5

3

                                 DEATH BENEFITS



         .1         In the event of the termination of employment of a

participant by reason of his death, his designated beneficiary shall be entitled to receive a distribution which shall be made or commence to be made as soon as administratively feasible but in no event later than sixty (60) days after the close of the plan year which includes the date of his death, unless such beneficiary defers the distribution until a later date pursuant to Section 14.1 hereof.  The amount of such distribution shall be equal to the amounts then credited to the deceased participant's accounts.  Such distribution shall be made in accordance with the provisions of Article 14 hereof.

         .2         In the event of the death of a retired or terminated

participant prior to the date distribution has been made to him, his designated beneficiary shall be entitled to receive a distribution which shall be made or commence to be made as soon as administratively feasible but in no event later than sixty (60) days after the close of the plan year which includes the date of the former participant's death, unless such beneficiary defers the distribution until a later date pursuant to Section 14.1 hereof.  The amount of such distribution shall be equal to the amounts then credited to his accounts.  Such distribution shall be made in accordance with the provisions of Article 14 hereof.

         .3         In the event of the death of a participant after the date of distribution or the commencement of distribution to him, no benefits shall be payable to his beneficiary except to the extent provided for by the method under which the participant was receiving distributions under Article 14 hereof.

         .4         Notwithstanding anything contained in this Trust and Plan to the contrary, the designated beneficiary of a participant who is married at the time of his death shall, for all purposes of this Trust and Plan, be deemed to be the surviving spouse of the deceased participant unless either (a) both the deceased participant and the surviving spouse had signed a document designating some person or entity other than the surviving spouse as the participant's designated beneficiary and such spouse's signature was properly notarized or (b)

it is established to the satisfaction of the Administrator that the signature of the spouse cannot be obtained either because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by lawful regulations.  Any consent given by a spouse pursuant to this

Section 13.4 shall be effective only with respect to such spouse and shall not be effective with respect to any other spouse of such participant.

         .5         Subject to Section 13.4 hereof, upon becoming a participant,

an employee shall designate in writing to the Administrator the beneficiary and/or contingent beneficiary to receive, in the event of his death, any amounts distributable pursuant to this Article 13.

         .6         Subject to Section 13.4 hereof, a participant may at any

time change his designation of his beneficiary, or the amounts to be paid any beneficiary, by notifying the Administrator of any such change in writing.  Each such change of designation shall be deemed to be a ratification and confirmation of any earlier designations insofar as they are not inconsistent with such change of designation.

         .7         Upon the death of a participant, the Administrator shall

immediately deliver to the Trustee any designation of beneficiary or change of designation filed with it by such deceased participant and not previously delivered to the Trustee.

         .8         The Trustee shall be completely protected in making payments to any person in any sums in accordance with beneficiary designations.  There shall be no liability on the part of the Administrator to any person because of any delay in filing with the Trustee any designation or change filed with it by a participant.  If a new designation is filed with the Trustee after any disbursements have been made in accordance with a previous designation, or in accordance with Section 13.9 hereof because either no designation was on file or the designation on file did not dispose of all amounts distributable, a distribution made before receipt of such new designation shall be irrevocable,

but all distributions after receipt by the Trustee of such new designation shall be made in accordance with such new designation.

         .9         In the event that upon the death of a participant, the

beneficiary designation on file with the Trustee or Administrator which is in effect on the date of such participant's death does not dispose in its entirety of the amounts distributable under this Trust and Plan upon his death, or in the event no designation shall be on file with the Trustee or Administrator at the time of such death, then the amounts distributable on behalf of said participant, the disposition of which was not determined by the deceased participant's designation, shall be distributed to the participant's spouse if she survives the participant, or, if she does not survive, said amount shall be distributed to the personal representative of the participant for distribution as a part of the participant's estate.

        .10         Any ambiguity in a participant's designation shall be

resolved by the Administrator.  If so requested by the Trustee, the

Administrator shall cause a participant to clarify his designation and, if necessary, execute a new designation containing such clarification.

        .11

4

                                  DISTRIBUTIONS



         .1         Distributions will normally commence as of the dates

specified in Articles 11 and 12 hereof.  However, a participant or beneficiary may elect in writing to defer any distribution until a later date provided that:

         (a)   in the case of a living employee or former employee:

               (i)       distribution must commence on or before the April 1
                    following the end of the calendar year in which he attains age seventy and one-half (70-1/2); and

              (ii)       annuities and distributions in installments shall not
                    be payable beyond the life expectancy of the participant and beyond the joint life expectancies of the participant and his spouse or beneficiary; and

         (b) in the case of a deceased employee or former employee, distributions after his death shall be payable either:

               (i)       by the December 31 of the calendar year containing the
                    5th anniversary of the participant's death; or

              (ii)       if distribution commences to his beneficiary, either:

                    (A)       on or before the December 31 of the calendar year
                         immediately following the calendar year in which the participant died; or

                    (B)       if his spouse is his beneficiary, by the later of
                         the December 31 of the calendar year immediately following the calendar year in which the participant died and the December 31 of the calendar year in which the participant would have attained age 70 1/2;

                         over a period not extending beyond the life expectancy of such beneficiary; or

             (iii)       if the employee's distribution had commenced prior to
                    his death under a form of payment meeting the requirements of subparagraph (a)(ii) above, such distribution must be completed by the remainder of the period specified in said subparagraph (a)(ii); and

              (iv)       if the employee's distribution had not commenced prior
                    to his death under a form of payment meeting the requirements of subparagraph (a)(ii) above and the employee's spouse is entitled to a distribution hereunder but dies prior to the commencement of such distribution, then the limitations of this Section 14.1(b) shall be applied as if the spouse were the employee.

     If retirement benefits are paid to a participant's child, such payments shall be deemed to be paid to the participant's spouse if such benefits will become payable to such spouse upon such child reaching majority or any other event permitted under any lawful regulations issued by the Secretary of the

Treasury.  If amounts are distributable in some form other than a Joint and

Survivor Annuity or a Life Annuity, the life expectancy of a participant and his spouse may be redetermined from time to time but not more frequently than annually.

         .1         Subject to Section 14.1 above and Sections 14.3 and 14.4

below, a participant or beneficiary may elect to receive the amounts distributable to him under Articles 11 or 12 pursuant to one or a combination of the following optional methods of distribution:

         (a)        In a single lump sum payment; or

         (b) In nearly equal installments payable to the distributee from the trust fund over a period of years specified by the distributee or, if he shall die after the commencement of payments but prior to the completion of said installments, to his designated beneficiary; or

         (c) In equal monthly payments under an annuity contract purchased by the Trustee from an insurance company.

     To elect either one or a combination of said methods of distribution, a participant or beneficiary shall notify the Administrator of such election in writing prior to the date the amounts credited to his accounts are distributed pursuant to Articles 11 and 12.  Notwithstanding the foregoing provisions of this Section 14.2, an unmarried participant shall receive his distribution in the form of a Life Annuity purchased from an insurance company unless he shall elect some other method of distribution.

         .2         Notwithstanding any other provisions of this Article 14

(except Section 14.10), a married participant shall receive the amounts distributable to him under Articles 11 or 12 hereof in the form of a Joint and

Survivor Annuity unless either (a) both the participant and his spouse sign a document electing another form of payment and the spouse's signature is properly notarized or (b) it is established to the satisfaction of the Administrator that the signature of the spouse cannot be obtained either because the spouse cannot be located or because of such other circumstances as the Secretary of the

Treasury may prescribe by lawful regulations.  Any consent given by a spouse pursuant to this Section 14.3 shall be effective only with respect to such spouse and shall not be effective with respect to any other spouse of such participant.  Any married participant shall be allowed to elect, in accordance with this Section 14.3, to receive the amounts distributable to him pursuant to a method of distribution (described in Section 14.2 above) other than in the form of a Joint and Survivor Annuity during the period commencing ninety (90)

days after such married participant receives a written explanation of the Joint and Survivor Annuity.  The date amounts otherwise become distributable to a participant pursuant to this Trust and Plan shall be postponed if necessary to provide such ninety (90) days notice.  Subject to the spousal consent requirement pertaining to married participants, any married participant may revoke a prior distribution election and elect another method of distribution,

if desired, as long as such ninety (90) day period has not expired.

         .3         Notwithstanding any other provisions of this Article 14

(except Section 14.10), in the event a participant dies before the distribution of his benefits under the Trust and Plan has been made or commenced to be made and the surviving spouse of such participant is the deceased participant's beneficiary, such surviving spouse shall receive the amounts distributable to her in the form of a Life Annuity unless such surviving spouse signs a document electing another form of payment and such signature is properly notarized.  Any such surviving spouse shall be allowed to elect to receive the amounts distributable to her pursuant to a method of distribution (described in Section

14.2 above) other than a Life Annuity during the period commencing ninety (90)

days after such surviving spouse receives a written explanation of the Life

Annuity.  The date any amounts otherwise become distributable to a surviving spouse pursuant to Article 13 hereof shall be postponed if necessary to provide such ninety (90) days notice.  Any such surviving spouse may revoke a prior distribution election and elect another method of distribution, if desired, as long as such ninety (90) day period has not expired.

         .4         For calendar years on and after January 1, 1989, all

distributions required under this Article 14 shall be determined and made in accordance with the regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations.

         .5         The Administrator shall notify the Trustee immediately of a participant's or beneficiary's election of a method of distribution, and the

Trustee shall make all distributions in accordance with such method of distribution.  Subject to Sections 14.3 and 14.4 hereof, at any time that amounts remain credited to any accounts of such participant or beneficiary, he may file with the Administrator instructions changing the method of distribution.  If a participant or beneficiary files such instructions, the

Administrator shall promptly direct the Trustee in writing to adopt the new method of distribution for any amounts remaining credited to such person's accounts.  In no case shall the Trustee be obligated to accept any instructions for a change in the method of distribution, if, in its judgment, it will be unduly expensive to carry out instructions.  There shall be no liability on the part of the Administrator to any person because of any delay in notifying the

Trustee of a change in method of distribution filed with it.

         .6         The Trustee shall, upon notification by the Administrator as to the eligibility of and method of distribution applicable to a participant or beneficiary, take either of the following actions to effect distributions to such person as directed by the Administrator:

         (a) purchase from an insurance company an appropriate annuity contract; or

         (b)        make payment directly from the trust fund to such person.
               Any amounts paid to an insurance company for an annuity contract shall be debited to the accounts of the participant with respect to whom the annuity contract was purchased.

         .7         In the event that the Trustee obtains an annuity contract

for the benefit of a participant or beneficiary, the Trustee may transfer ownership of the contract to such participant or beneficiary and deliver said contract to him.

         .8         Any accounts which have been segregated for investment

purposes pursuant to Article 18 hereof may, at the election of a distributee who is receiving a distribution in the form of a single lump sum payment, be distributed in the form of the assets which constitute the accounts being distributed, provided there is an active market for such assets.

        .9          Notwithstanding the preceding provisions of this Article 14

(including, without limitation Sections 14.3 and 14.4 hereof), if the aggregate of the amounts credited to a participant's accounts under the Trust and Plan does not exceed Three Thousand Five Hundred Dollars ($3,500) as of the date distribution of the participant's accounts is commenced, the Administrator shall distribute the participant's accounts to the participant or beneficiary thereof in the form of a single lump sum payment.

        .10         As long as there remain any amounts credited to an account,

the Trustee shall continue to maintain and administer said account in accordance with the terms and provisions of the Trust and Plan.

        .11         Effective on and after January 1, 1993, each distributee

shall have the right to direct that any distribution which, under Code Section

402(c), qualifies as an eligible rollover distribution be transferred directly to an eligible retirement plan.  A distributee may direct that part of the distribution be transferred directly to an eligible retirement plan and the balance be paid to him, provided that the amount directly transferred to the eligible retirement plan shall be at least Five Hundred Dollars ($500.00).  A distributee is not permitted to direct that this distribution be transferred directly to more than one eligible retirement plan.  In the event that a distributee fails to make any direction, the distribution shall be paid directly to him after deduction of appropriate withholding taxes.

               Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this Section 14.12:

         (a) "eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

               (i)       any distribution that is one of a series of
                    substantially equal periodic payments (not less frequently than annually) made for the life (of life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

              (ii)       any distribution to the extent such distribution is
                    required under Section 14.1 above which reflects the requirements under Section 401(a)(9) of the Code; and

             (iii)       the portion of any distribution that is not includible
                    in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b)   "eligible retirement plan" shall mean:

               (i)       an individual retirement account described in Section
                    408(a) of the Code;

              (ii)       an individual retirement annuity described in Section
                    408(b) of the Code;

             (iii)       an annuity plan described in Section 403(a) of the
                    Code; or

              (iv)       a qualified trust described in Section 401(a) of the
                    Code;

               that accepts the distributee's eligible rollover distribution.

               Notwithstanding the foregoing, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (e)   "distributee" shall mean:

               (i)       an employee or former employee; and

              (ii)       an employee's or a former employee's surviving spouse
                    and an employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, without regard to the interest of the spouse or former spouse.

         (f) "direct rollover" shall mean a payment by the Trust and Pan to the eligible retirement plan specified by the distributee.


3

                                HARDSHIP BENEFITS



         The following Sections of this Article 14 shall be effective as of

January 1, 1989:

         .1         In case of hardship, a participant may apply to the

Administrator for distribution of all or a portion of the amounts credited to his cash option account.  For purposes of this Section 15.1, a distribution shall be on account of hardship only if the distribution both is made on account of an immediate and heavy financial need of the participant and is necessary to satisfy such financial need.  In no event shall any amounts be distributed to a participant from his cash option account prior to his attainment of age fifty-

nine and one-half (59-1/2), unless the Administrator determines that the participant is unable to eliminate the hardship out of other resources which are reasonably available to the participant.

         .2         A distribution will be made on account of an immediate and heavy financial need of the participant only if the distribution is on account of:

         (a) medical expenses described in Code Section 213(d) previously incurred by the participant, the participant's spouse, or any dependents of the participant (as defined in Code Section 152) or necessary for these persons to obtain medical care;

         (b) purchase (excluding mortgage payments) of a principal residence for the participant;

         (c) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the participant, his or her spouse, children, or dependents; or

         (d) the need to prevent the eviction of the participant from his principal residence or foreclosure on the mortgage of the participant's principal residence.

     A distribution will be necessary to satisfy an immediate and heavy financial need of a participant only if both of the following requirements are satisfied:

         (a) the distribution is not in excess of the amount of the immediate and heavy financial need of the participant, including amounts to pay taxes or penalties reasonably anticipated to result from the distribution; and

         (b) the participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Participating Companies and affiliates.

     If the Administrator determines that the criteria set forth above are satisfied, it shall order a distribution from the participant's cash option account subject to the limits set forth in Section 15.3 below.  Amounts distributed to a participant under this Section shall be debited to his cash option account as they are paid.

         .3         The amount of any such distribution (i) shall not exceed the amount determined by the Administrator as necessary to satisfy such immediate and heavy financial need of the employee, (ii) shall not exceed the amount credited to such participant's cash option account on December 31, 1988 plus the amount of cash or deferred contributions made to such participant's cash option account after December 31, 1988 and minus any withdrawals made from such participant's cash option account after December 31, 1988 and (iii) shall not exceed the amount credited to such participant's cash option account on the date of such distribution.  A distribution generally may be treated as necessary to satisfy a financial need if the Administrator relies upon the participant's written representation, unless the Administrator or its authorized employees have actual knowledge to the contrary that the need cannot reasonably be relieved:

         (1)        through reimbursement or compensation by insurance or

otherwise;

         (2)        by liquidation of the participant's assets;

         (3)        by cessation of deferral contributions under the Plan; or

         (4)        by other distributions or nontaxable loans from plans

maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need.  Neither the application for nor payment of any distribution in accordance with Section 15.1 shall have the effect of terminating a participant's participation in the Plan.  The Administrator may prescribe the use of such forms, conduct such investigation, and require the making of such representations and warranties, as it deems desirable to carry out the purpose of this Article 15.

         .4         Notwithstanding any other provision of this Article 15, in no event may a married participant receive a hardship distribution from the Plan unless either (a) within a period of ninety (90) days preceding the date the distribution is actually made to the participant, the participant's spouse consents in writing to such distribution and such spouse's signature is properly notarized, or (b) it is established to the satisfaction of the Administrator that the signature of the spouse cannot be obtained either because the spouse cannot be located or because of such other circumstances as the Secretary of the

Treasury may prescribe by lawful regulation.

         .5

2

                       THE TRUSTEE, ITS POWERS AND DUTIES



         .1         The Trustee shall not be obligated to institute any action or proceeding to compel any Participating Company to make any contributions to this Trust, nor shall the Trustee be obligated to make any inquiry as to whether any amount deposited with it is the amount provided to be deposited under the terms of the Trust and Plan.  The Trustee shall keep books of account which shall show all receipts and disbursements and a complete record of the operation of the Trust, and the Trustee shall at least annually and at such other times as the Administrator shall so request render a report of the operation of this

Trust to the Participating Companies and the Administrator.  The Trustee shall file with the Internal Revenue Service such returns and other information concerning the Trust Fund as may be required of the Trustee by the Code and any valid Regulations thereunder.  The Trustee shall not be obligated to pay any interest on any funds which may come into its hands.  The Trustee is a party to this Trust and Plan solely for the purposes set forth in this instrument and to perform the acts herein set forth, and no obligation or duty shall be expected or required of it except as expressly stated herein or in the Employee

Retirement Income Security Act of 1974 and any valid Regulations issued thereunder by the Secretary of Labor or the Secretary of the Treasury.  The

Trustee may consult with counsel (who may or may not be counsel for a

Participating Company) selected by the Trustee concerning any question which may arise with reference to its powers or duties under this Trust and Plan, and the opinion of such counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Trustee in good faith and in accordance with such opinion, provided due care is exercised in the selection of such counsel.

         .2         The Trustee may resign from this Trust by mailing to the

Company a written notice of resignation addressed to the Company at the last address of the Company on file with the Trustee, or by delivering such written notice to the Company at such address.  The Company may remove the Trustee by written notice of such removal mailed to the Trustee at the last address of the

Trustee on file with the Company, or by delivering such written notice to the

Trustee at such address.  Such resignation or removal shall take effect on the date specified in the notice of resignation or removal, but not less than thirty

(30) days, nor more than sixty (60) days, following the date of mailing of such notice or delivery of such notice if it be not mailed, unless the Company and the Trustee agree that the resignation or removal be effective on some other date.  Upon such resignation or removal, the Trustee shall be entitled to its fees to the effective date of resignation or removal and any and all costs or expenses paid or incurred by the Trustee in connection with this Trust and Plan.

In no event shall such resignation or removal terminate this Trust and Plan, but the Company shall forthwith appoint a successor Trustee to carry out the terms of this Trust and Plan, which successor Trustee shall be any individual, trust company or bank selected by the Company.  In case of the resignation or removal of the Trustee, the Trustee shall forthwith turn over to the successor Trustee all assets in its possession, and copies of such records as may be necessary to permit the successor Trustee to carry out its duties.

         .3         The expenses of administration of the Trust incurred by the

Trustee, including counsel fees and including Trustee's fees as such may from time to time be agreed upon between the Company and the Trustee, shall be paid in any one of the following manners as determined by the Company in its sole discretion:

         (a) the expenses may be paid directly by the Participating Companies to the Trustee; or

         (b) the expenses may be paid out of the Trust Fund. Fees and expenses of the Trustee which have not been paid will be a lien upon the Trust Fund. In no event will any Trustee who is a full-time employee of a Participating Company or any affiliate receive compensation from the Trust and Plan, except for reimbursement of expenses properly and actually incurred.

         .4         Subject to Section 14.2 hereof, any segregation or

distribution of assets required under this Trust may be made in cash or in kind,

or partly in cash and partly in kind, according to the discretion of the

Trustee, but any such segregation or distribution shall be made on the basis of the most recent valuation made pursuant to Article 10 or Article 18 hereof.

         .5         In the event that the Company shall have appointed more than one individual, trust company or bank to act jointly as Trustee hereunder, any action which this Trust and Plan authorizes or requires the Trustee to do shall be done by action of the majority of the then acting co-trustees, or, in the case of two such persons acting jointly as Trustee, by action of both such trustees.  Such action may be taken at any meeting of the co-trustees then acting, or by written authorization and affirmative consent without a meeting.

The co-trustees by written agreement among themselves, a copy of which shall be filed with the Company and the Administrator, may allocate among themselves any of the powers and duties of the Trustee under this Trust and Plan.  In such event the co-trustee to whom a power or duty is allocated may take action with respect thereto without the consent of any other co-trustee.  Any person, firm,

partnership or corporation may rely upon the written signatures of such number of the co-trustees as are hereunder empowered to take action as the signature of the Trustee hereunder.  Notwithstanding any other provision of this Trust and

Plan to the contrary, so long as at least one individual, trust company or bank shall continue to act as Trustee hereunder, the Company shall not be under any duty to appoint a successor to any co-trustee who shall resign or be removed.

         .6

3

                                   INVESTMENTS



         .1         In addition to the powers and duties conferred and imposed upon the Trustee by the other provisions of this Trust and Plan, the Trustee shall, subject to the limitations set forth in this Trust and Plan, have the following powers and duties:

         (a) To invest and reinvest the principal and income of the Trust Fund and keep the same invested with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims, without distinction between principal and income and without regard to any limitations, other than such prudent man rule, prescribed by law or custom upon the investments of fiduciaries, in each and every kind of property, whether real, personal or mixed, tangible or intangible, and wherever situated, including but not limited to annuity contracts of an insurance company on the life of any participant, shares of any Regulated Investment Company, units of any common trust fund of any bank or trust company now in existence or hereafter established, shares of common, preference and preferred stock, put and call options, rights, options, subscriptions, warrants, trust receipts, investment trust certificates, mortgages, leases, bonds, notes, debentures, equipment or collateral trust certificates and other corporate, individual or government obligations, whether secured or unsecured; to invest and reinvest in and retain any stocks, bonds or other securities of any corporate trustee serving hereunder, or any parent or affiliate thereof; to invest in commodities and commodity contracts; to invest and reinvest in any time or savings deposits of the Trustee or any parent or affiliate thereof if such deposits bear a reasonable rate of interest or of any bank, trust company, or savings and loan institution, which deposits may but need not be guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation; and in addition to become a general partner or limited partner in any partnership or limited partnership the purposes of which are to invest or reinvest the partnership assets in any such proper,ties or deposits;

         (b) To invest a portion or all of the Trust Fund in units of any common or group trust created solely for the purpose of providing a satisfactory diversification of investments for participating trusts; provided that such common or group trust, (l) limits participation thereunder to pension and profit sharing trusts which qualify under Section 501(a) of the Code, as amended, (2) prohibits income and/or principal attributable to a participating trust from being used for any purpose other than the exclusive benefit of the employees or their beneficiaries of such participating trust, (3) prohibits assignment by a participating trust of any part of such participating trust's equity or interest in the common or group trust, (4) is created or organized in the United States and is maintained at all times as a domestic trust in the United States; as long as the Trustee holds such units hereunder, the instrument establishing such common or group trust (including all amendments thereto) shall be deemed to have been adopted and made a part of this Trust and Plan;

         (c) Upon written direction of the Company, to invest or reinvest all or a portion of the Trust Fund in qualifying employer securities or qualifying employer real property as such terms are defined in Section 4975 of the Code of 1986, as amended, and Section 407(d) of the Employee Retirement Income Security Act of 1974, which investment may constitute not more than one hundred percent (100%) of the fair market value of the assets of the Trust Fund, and to retain, or to sell, exchange or otherwise dispose of any such securities or real property held in this Trust Fund. In the event of any such investment, the Trustee shall file with the appropriate District Director of Internal Revenue such returns and other information as shall be required from time to time by the Code of 1986, as amended, and valid regulations, rulings and procedures thereunder;

         (d) To sell, convert, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with the Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposal;

         (e) To manage, operate, repair, partition and improve and mortgage or lease (with or without option to purchase) for any length of time any real property held in the Trust Fund; to renew or extend any mortgage or lease, upon any terms the Trustee may deem expedient; to agree to reduction of the rate of interest on any mortgage note; to agree to any modification in the terms of any lease or mortgage or of any guarantee pertaining to either of them; to enforce any covenant or condition of any lease or mortgage or of any guarantee pertaining to either of them or to waive any default in the performance thereof; to exercise and enforce any right of foreclosure; to bid on property on foreclosure; to take a deed in lieu of foreclosure with or without paying consideration therefor and in, connection therewith to release the obligation on the bond secured by the mortgage; and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any lease or mortgage or of any guarantee pertaining to either of them;

         (f) To exercise, personally or by general or limited proxy, the right to vote any shares of stock or other securities held in the Trust Fund; to delegate discretionary voting power to trustees of a voting trust for any period of time; and to exercise or sell, personally or by power of attorney, any conversion or subscription or other rights appurtenant to any securities or other property held in the Trust Fund;

         (g) To join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease (with or without an option to purchase), mortgage or sale of the property of any organization the securities of which are held in the Trust Fund; to pay from the Trust Fund any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation, to deposit any property with any committee or depositary; and to retain any property allotted to the Trust Fund in any reorganization, recapitalization, consolidation, merger or liquidation;

         (h) To borrow money from any lender (including the Trustee hereunder, where applicable in its capacity as a banking corporation when permitted to do so by the applicable laws and regulations then in effect) in any amount and upon such terms and conditions and for such purposes as the Trustee shall deem necessary; for any money so borrowed the Trustee may issue its promissory note as Trustee and to secure the repayment of any such loan, with interest, may pledge or mortgage all or any part of the Trust Fund, and no person loaning money to the Trustee shall be obligated to see to the application of the money loaned or to inquire into the validity, expediency or propriety of any such borrowing;

         (i) To compromise, settle or arbitrate any claim, debt or obligation of or against the Trust Fund; to enforce or abstain from enforcing any right, claim, debt or obligation; and to abandon any property determined by it to be worthless;

         (j) To continue to hold any property of the Trust Fund whether or not productive of income; to reserve from investment and keep unproductive of income, without liability for interest, such cash as it deems advisable or, in its discretion, to hold the same, without limitation on duration, on deposit in the commercial department or in an interest-bearing account in the savings department of any bank, trust company, or savings and loan institution (including the Trustee where applicable in its capacity as a banking corporation) in which deposits are guaranteed by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation;

         (k) To hold property of the Trust Fund in its own name or in the name of a nominee, without disclosure of this Trust, or in bearer form so that it will pass by delivery, but no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of the Trust Fund in accordance with the provisions of this Trust and Plan, and the Trustee's records shall at all times show that such property is part of the Trust Fund;

         (l) To make, execute and deliver, as Trustee, any deeds, conveyances, leases (with or without option to purchase), mortgages, options, contracts, waiver or other instruments that the Trustee shall deem necessary or desirable in the exercise of its powers under this Trust;

         (m) To employ, at the expense of the Trust Fund, agents who are not regular employees of the Trustee, and to delegate in writing to them and authorize them to exercise such powers and perform such duties required of the Trustee hereunder without limitation as the Trustee may determine in its uncontrolled discretion; the Trustee shall not be responsible for any loss occasioned by any such agents selected by it with reasonable care;

         (n) To pay out of the Trust Fund all taxes imposed or levied with respect to the Trust Fund and in its discretion to contest the validity or amount of any tax, assessment, penalty, claim or demand respecting the Trust Fund; however, unless the Trustee shall have first been indemnified to its satisfaction or arrangements satisfactory to it shall have been made for the payment of all costs and expenses, it shall not be required to contest the validity of any tax, or to institute, maintain or defend against any other action or proceeding either at law or in equity;

         (o) Except as otherwise provided in this Trust and Plan, to do all acts, execute all instruments, take all proceedings and exercise all rights and privileges with relation to any assets constituting a part of the Trust Fund, which it may deem necessary or advisable to carry out the purposes of this Trust and Plan;

         (p) During the minority or incapacity of any participant, former participant or beneficiary under this Trust and Plan, to make payment to such participant, former participant or beneficiary or to an appropriate member, as determined by the Administrator, of such participant's, former participant's or beneficiary's family for the care, maintenance and support of such participant, former participant or beneficiary in such amounts and at such times as the Administrator may determine, and the receipt of such minor or incapacitated person or member of such minor's or incapacitated person's family to whom payment has been made shall be a full discharge and acquittance to the Trustee for the amount so paid; and

         (q) Upon direction by the Administrator, to purchase contracts of life insurance on the lives of key persons whose death might affect adversely the earnings of a Participating Company. Any such contracts shall be owned by the Trustee and any and all benefits, including any amounts payable upon the death of the person insured shall be payable to the Trustee and considered as an investment for the benefit of the Trust as a whole.

         .2         Notwithstanding any other provisions of this Trust and Plan,

the Company may appoint, from time to time, one or more:

         (a)        banks, as defined in the Investment Advisers Act of 1940;

         (b)        persons registered as investment advisers under said Act; or

         (c) insurance companies qualified to perform investment advisory services under the laws of more than one state;

     to act as the Investment Manager of all or such portions of the Trust Fund as the Company in its sole discretion shall direct without regard to whether the accounts have been segregated for investment purposes pursuant to Article 18 hereof.  In order to serve as Investment Manager, any such bank, person or insurance company must state in writing to the Company and the Trustee that it meets the requirements set forth in this Section 17.2 to be an Investment

Manager and that it acknowledges that it shall be a fiduciary with respect to this Trust and Plan during all periods that it shall serve as such.  During any period that an Investment Manager has been appointed with respect to the Trust

Fund or a portion thereof, it shall have such powers and authority with respect to the management, acquisition or disposition of any asset of the Trust Fund or such portion thereof as shall be set forth in the investment management agreement between the Company and the Investment Manager, and, to the extent of the Investment Manager's powers and authority, the Trustee shall have no duties or obligations with respect to the investment, management, acquisition or disposition of such assets.  The Company may, at any time, remove any Investment

Manager or change the portion of the Trust Fund subject to its management by written notice to the Trustee and the Investment Manager.  Any Investment

Manager may resign by written notice to the Company and the Trustee.  Unless the

Company appoints a successor to an Investment Manager which has resigned or been removed, or which is no longer managing a portion of the Trust Fund, the powers,

duties and obligations of the Trustee with respect to the portion of the Trust

Fund formerly managed by the Investment Manager shall be automatically restored.

         .3         All income from investments and reinvestments made as

provided in this Article 17 shall be treated as principal, and investments and reinvestments shall be made without distinction between income and principal.

         .4         In no case shall the Trustee enter into or engage in any

transaction which is defined as a prohibited transaction by Section 4975 of the

Code, or by Section 406 of the Employee Retirement Income Security Act of 1974,

except to the extent any such transaction is permitted under another provision of said United States Code or under a valid regulation or exemption promulgated by a responsible agency of the Federal government.

         .5

4

                     SEGREGATION OF ACCOUNTS OF PARTICIPANTS



         .1         The Company may, in its sole discretion, from time to time,

direct that some or all of the accounts of similarly situated participants and beneficiaries be segregated for investment purposes and that such persons be permitted to direct the investment of such accounts in such media, whether limited or unlimited, as shall be designated by the Company, from time to time,

subject to the limitations of Section 18.2 hereof.  Any direction of the Company pursuant to this Section 18.1 shall apply to all similarly situated participants and beneficiaries in a uniform and non-discriminatory manner.  In the event the

Company directs that the accounts be segregated for investment purposes, the

Company shall give at least ten (10) days notice to participants, beneficiaries and the Trustee of such fact.

         .2         All segregated accounts of each participant and beneficiary,

shall be invested in such media, whether limited or unlimited, as shall be designated by the Company, from time to time, as per the instructions of such participant or beneficiary, and pursuant to uniform rules and procedures promulgated by the Company.  All such directions shall be deemed to be continuing directions until they shall have been revoked or changed.  A participant or beneficiary may revoke or change his direction of investment at such uniform times as shall be prescribed by the Administrator and in accordance with such uniform rules and procedures promulgated by the Administrator.  To the extent any participant or beneficiary fails to give investment directions to the

Trustee, amounts credited to his accounts shall be invested in such media as the

Trustee shall direct.

         .3         On the day immediately prior to the date the accounts become segregated for investment purposes pursuant to Section 18.1 hereof, the Trustee shall, in accordance with the provisions of Article 10 hereof, value the assets of the trust fund and adjust the accounts to reflect each such account's allocable portion of any change in the value of the assets of the Trust which has occurred since the most recent prior adjustment of said accounts, in accordance with the provisions of the Trust and Plan as it exists as of such day.

         .4         Each segregated account shall be valued and adjusted by the

Trustee pursuant to uniform rules and procedures promulgated by the

Administrator and approved by the Trustee, and which are similar to the rules and procedures for valuing assets and adjusting unsegregated accounts as described in Article 10 hereof as of each allocation date, each other date upon which a distribution, withdrawal or loan is made from such account, and the date immediately prior to the date the accounts cease to be segregated for investment purposes pursuant to Section 18.5 hereof.  The Trustee shall use the fair market values of securities or other assets in determining the value of the assets of an account.  Such account shall be adjusted as of such date to reflect the income received or accrued, realized, and unrealized profits and losses,

expenses, payments to a participant or beneficiary and all other transactions of the period since the last valuation date.  It is intended that this Section 18.4 operate to adjust each segregated account in the trust to reflect all income attributable to the account and changes in the value of the account's assets, as the case may be, as of any allocation date.

         .5         Upon ten (10) days written notice to the Trustee and the

affected participants and beneficiaries, the Company may direct that the segregated accounts shall cease to be segregated effective as of a date specified by the Company.  As of the date immediately preceding the date as of which the accounts shall cease to be segregated, the Trustee shall value the assets of the accounts pursuant to Section 18.4 hereof and credit or debit such accounts with any gain or loss in the value of the assets of said accounts since the most recent prior valuation date.  Upon completion of said valuation and adjustment of accounts, the accounts shall cease to have specific assets allocated to them and shall thereafter be adjusted as provided in Article 10 hereof.

         .6

5

                                 ADMINISTRATION



         .1         The Board of Directors of the Company shall appoint the

Administrator which shall be any person or entity, including the Company or any

Participating Company.  Said Board of Directors shall notify the Trustee of the identity of the Administrator and of any change in the Administrator.  Except as expressly set forth herein with respect to the duties and responsibilities of the Trustee, the Employee Benefits Committee, the Investment Manager or the

Company, the Administrator shall administer the Trust and Plan and shall have all powers and duties granted or imposed on an "administrator" by the Employee

Retirement Income Security Act of 1974.  The Administrator shall determine any and all questions of fact, resolve all questions of interpretation of this instrument which may arise under any of the provisions of this Trust and Plan as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Trust and Plan which it is herein given or for which no contrary provision is made.  Subject to the provisions of Section 19.6, the Administrator's decision with respect to any matter shall be final and binding upon the Trustee and all other parties concerned, and neither the Administrator nor any of its directors, officers or employees, if applicable, shall be liable in that regard except for gross abuse of the discretion given it and them under the terms of this Trust and Plan.  All determinations of the Administrator shall be made in a uniform, consistent and non-discriminatory manner with respect to all participants and beneficiaries in similar circumstances.  The Administrator may,

from time to time, designate one or more persons or agents to carry out any or all of its duties hereunder.

         .2         If any participant, any beneficiary, or the authorized

representative of a participant or beneficiary shall file an application for benefits hereunder and such application is denied, in whole or in part, he shall be notified in writing of the specific reason or reasons for such denial unless the granting or denial of the application is in the sole discretion of the

Administrator in which event the notice to the applicant shall state that the

Administrator has denied the application pursuant to the exercise of its discretionary powers under the Trust and Plan.  The notice shall also set forth the specific plan provisions upon which the denial is based, an explanation of the provisions of Section 19.6 hereof, and any other information deemed necessary or advisable by the Administrator.

         .3         The Board of Directors of the Company shall appoint the

members of an Employee Benefits Committee which shall consist of three (3) or more members.  The members of the Committee shall remain in office at the will of the Board of Directors and the Board of Directors may from time to time remove any of said members with or without cause.  A member of the Committee may resign upon written notice to the remaining member or members of the Committee and to the Company respectively.  The fact that a person is a participant or a former participant or a prospective participant shall not disqualify him from acting as a member of the Committee.  In case of the death, resignation or removal of any member of the Committee, the remaining members shall act until a successor-member shall be appointed by the Board of Directors of the Company.

The Secretary of the Company shall notify the Trustee and the Administrator in writing of the names of the original members of the Committee, of any and all changes in the membership of the Committee, of the member designated as

Chairman, and the member designated as Secretary, and of any changes in either office.  Until notified of a change, the Trustee and the Administrator shall be protected in assuming that there has been no change in the membership of the

Committee or the designation of Chairman or of Secretary since the last notification was filed with it.  The Trustee and the Administrator shall be under no obligation at any time to inquire into the membership of the Committee or its officers.  All communications to the Committee shall be addressed to its

Secretary at the address of the Company on file with the Trustee.

         .4         On all matters and questions the decision of a majority of the members of the Committee shall govern and control; but a meeting need not be called or held to make any decision.  The Committee shall appoint one of its members to act as its Chairman and another member to act as Secretary.  The terms of office of these members shall be determined by the Committee, and the

Secretary and/or Chairman may be removed by the other members of the Committee for any reason which such other members may deem just and proper.  The Secretary shall do all things directed by the Committee.  Although the Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the

Secretary and consider his acts as having been authorized by the Committee.  Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Committee.

         .5         No member of the Committee shall be disqualified from acting on any question because of his interest therein.  No fee or compensation shall be paid to any member of the Committee for his services as such, but the

Committee shall be reimbursed for its expenses by the Participating Companies.

The Committee and the Administrator may hire such attorneys, accountants,

actuaries, agents, clerks, and secretaries as it may deem desirable in the performance of its functions, and the expense associated with the hiring or retention of any such person or persons shall be paid directly by the

Participating Companies.

         .6         Any participant, any beneficiary, or any authorized

representative of a participant or beneficiary whose application for benefits hereunder has been denied, in whole or in part, by the Administrator may upon written notice to the Committee request a review by the Committee of such denial of his application.  Such review may be made by written briefs submitted by the applicant and the Administrator or at a hearing, or by both as shall be deemed necessary by the applicant.  The Committee may, in its sole discretion, appoint an appeal examiner to conduct such review.  Any appeal examiner shall be an officer of the Participating Company or affiliate which employs or most recently employed the applicant.  Any hearing conducted by an appeal examiner shall be held in such location as shall be reasonably convenient to the applicant.  Any hearing conducted by the Committee shall be held in the corporate headquarters of the Company, unless the Committee shall specify otherwise.  The date and time of any such hearing shall be designated by the Committee or the appeal examiner upon not less than seven (7) days notice to the applicant and the Administrator unless both of them accept shorter notice.  The Committee or the appeal examiner shall make every effort to schedule the hearing on a day and at a time which is convenient to both the applicant and the Administrator.  The Committee may, in its sole discretion, establish such rules of procedure as it may deem necessary or advisable for the conduct of any such review or of any such hearing.  After the review has been completed, the Committee or the appeal examiner shall render a decision in writing, a copy of which shall be sent to both the applicant and the Administrator.  Such decision shall set forth the specific reasons for the decision and the specific provisions of the Trust and Plan upon which the decision is based and, if the decision is made by an appeal examiner, the rights of the applicant or the Administrator to request a review by the entire

Committee of the decision of the appeal examiner.  Either the applicant or the

Administrator may request a review of an adverse decision of the appeal examiner by filing a written request with the Committee within thirty (30) days after receipt of a copy of the appeal examiner's decision.  Any such request shall specify whether the review is to be based solely upon the written record or also upon a hearing before the Committee.  The review of a decision of the appeal examiner shall be conducted by the Committee in accordance with the procedures of this Section 19.6.  There shall be no further appeal from a decision rendered by the Committee.

         .7         The interpretations, determinations and decisions of the

Administrator, or an appeal examiner, or the Committee shall, except to the extent provided in Section 19.6 above, be final and binding upon all persons with respect to any right, benefit or privilege hereunder.  The review procedures of Section 19.6 above shall be the sole and exclusive remedy and shall be in lieu of all actions at law or in equity, whether pursuant to arbitration or otherwise, except as otherwise provided in the Employee

Retirement Income Security Act of 1974.

         .8         Neither the Committee nor any of its members nor any appeal examiner shall be liable for any act taken by the Committee or the appeal examiner pursuant to any provision of this Trust and Plan except for gross abuse of the discretion given the Committee, or the member, or the appeal examiner hereunder.  No member of the Committee shall be liable for the act of any other member.

         .9         Except as otherwise provided in ERISA, the Administrator,

Committee, Board of Directors of the Company, Trustee (other than a corporate

Trustee), and their respective officers, employees, members and agents shall incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in the administration of the Plan or its related

Trust.  The Company shall indemnify, defend, and hold harmless the

Administrator, Committee, Board of Directors of the Company, Trustee (other than a corporate Trustee), and their respective officers, employees, members and agents, for all acts taken or omitted in carrying out their responsibilities under the terms of the Plan and its related Trust or other responsibilities imposed upon such persons by ERISA.  The Company shall indemnify such persons for expenses of defending an action by a participant, beneficiary, government entity, or other persons, including all legal fees and other costs of such defense.  The Company will also reimburse such a person for any monetary recovery in a successful action against such person in any federal or state court or arbitration.  In addition, if the claim is settled out of court with the concurrence of the Company, the Company shall indemnify such person for any monetary liability under said settlement.  This indemnification for all acts or omissions is intentionally broad, but shall not provide indemnification for embezzlement or diversion of Trust funds for the benefit of any such persons,

nor shall it provide indemnification for excise taxes imposed under Section 4975 of the Code and for any corporate Trustee.

         .10

6

                         PROHIBITION AGAINST ALIENATION



         .1         Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this Article 20:

         (a) The words "domestic relations order" shall mean, with respect to any participant, any judgment, decree or order (including approval of a property settlement agreement) which both:

               (i)       related to the provision of child support, alimony
                    payments or marital property rights to a spouse, former spouse, child or other dependent of the participant; and

              (ii)       is made pursuant to a State domestic relations law
                    (including a community property law).

         (b) The words "qualified domestic relations order" shall mean a domestic relations order which satisfies the requirements of
               Section 414(p)(1)(A) of the Internal Revenue Code.

         .2         Except as otherwise provided in this Article 20, neither any property nor any interest in any property held for the benefit of any participant or beneficiary shall be alienated, disposed of or in any manner encumbered, voluntarily, involuntarily or by operation of law, while in the possession or control of the Trustee except by an act of the Trustee or the participant or beneficiary specifically authorized hereunder.

         .3         Section 20.2 hereof shall not apply to the creation,

assignment or recognition of a right to any benefit under this Trust and Plan pursuant to a qualified domestic relations order and shall not apply to the payment of any benefits to an alternate payee pursuant to such an order.

         .4         In the event this Trust and Plan is served with a domestic relations order, the Administrator shall promptly notify the participant and any alternate payee to whom such order relates of the receipt of such order and this

Trust and Plan's procedures for determining whether such order is a qualified domestic relations order.  Within a reasonable time after receipt of such domestic relations order, the Administrator shall determine whether such order is a qualified domestic relations order and shall notify the participant and each concerned alternate payee of its determination.  During any period in which the issue of whether a domestic relations order is a qualified domestic relations order is being determined, the Administrator shall direct the Trustee to credit the amounts which would have been payable to an alternate payee during such period if the order had been determined to be a qualified domestic relations order during such period to a segregated account under this Trust and

Plan and to debit such amounts from the appropriate accounts of the participant.

Notwithstanding anything in the Plan to the contrary, a "segregated account"

established pursuant to this Section 20.4 shall be treated as an unsegregated account and invested by the Trustee pursuant to Article 16.  If the domestic relations order is determined to be a qualified domestic relations order within eighteen (18) months after this Trust and Plan is served with such domestic relations order, the Administrator shall hold and dispose of the amounts credited to the segregated account in accordance with the terms of the qualified domestic relations order.  If it is determined within eighteen (18) months after this Trust and Plan is served with such domestic relations order that either:

         (a) such domestic relations order is not a qualified domestic relations order; or

         (b) the issue with respect to whether such domestic relations order is a qualified domestic relations order is not resolved;

     the Administrator shall transfer the amounts credited to the segregated account to the appropriate accounts maintained for the benefit of the person who would have been entitled to such amounts if this Trust and Plan had never been served with such domestic relations order.  If eighteen (18) months have elapsed since this Trust and Plan was served with such domestic relations order and such order is subsequently determined to be a qualified domestic relations order,

such order shall only be applied prospectively.

         .5         Any alternate payee who is entitled to receive amounts from this Trust and Plan pursuant to a qualified domestic relations order shall, to the extent of his interest under this Trust and Plan and except as otherwise provided in such qualified domestic relations order, have the same rights as a beneficiary of a participant under this Trust and Plan.  Notwithstanding anything in this Section 20.5 to the contrary, an alternate payee may receive a distribution of the amount specified under a qualified domestic relations order prior to the participant attaining his "earliest retirement age" (as defined by

Internal Revenue Code Section 414(p)(4)(B)).

         .6

7

                            AMENDMENT AND TERMINATION



         .1         This Trust and Plan may be modified, altered, amended,

changed or terminated by the Company with respect to all or any of the

Participating Companies at any time or from time to time without the consent of any Participating Company but no rights of participants or beneficiaries receiving benefits under this Trust and Plan and no other vested rights under this Trust and Plan shall in any way be modified except that such rights may be modified if such a modification is necessary to establish or to continue the qualified status of this Trust and Plan under the terms of Section 401 of the

Code or its successor section.  This Trust and Plan may be modified and amended retroactively, if necessary, to secure exemption effective as of January 1, 1989 or any other date specified herein, under Section 401 of the Code.  No amendment shall be binding on the Trustee until the receipt of such amendment by the

Trustee.

         .2         Upon termination of this Trust and Plan with respect to any

Participating Company, the Trustee shall value all assets of the trust fund and adjust the accounts of participants.  Any accrued expenses and fees of the

Trustee and any expenses and fees relating to such termination incurred or to be incurred by the Trustee shall be equitably allocated among and charged to the then existing accounts of participants who are affected by such termination unless directly paid by the Participating Companies to the Trustee.  If the accounts have not been segregated for investment purposes pursuant to Article 18 hereof, the assets of the Trust shall be valued and the accounts adjusted in accordance with Article 10 hereof.  If the accounts have been segregated for investment purposes pursuant to Article 18 hereof, the accounts shall be valued pursuant to Section 18.4 hereof.

         .3         The amounts credited to any affected participant's accounts may either (a) in accordance with the provisions of Article 14 hereof, be distributed immediately to the participant if he is living on the date of termination or, if he shall have died before distribution, to his designated beneficiary, or (b) continue to be held in trust and distributed upon the participant's termination of employment as is provided in this Trust and Plan;

provided, however, that no distribution of amounts contributed by a participant to his cash option account shall occur if a Participating Company establishes or maintains a successor plan.  A successor plan shall mean a defined contribution plan, other than an employee stock ownership plan or a simplified employee pension plan maintained by a Participating Company.  A plan shall not be successor plan if less than two percent of the participants in this Plan

(determined as of the date of termination) were eligible to participate under the successor plan at any time during the 24 month period beginning 12 months before the time of termination.

         .4         Upon the partial termination of this Trust and Plan or upon complete discontinuance of contributions to this Trust and Plan, all amounts credited at the time of such partial termination or complete discontinuance to the accounts of participants affected by such partial termination or complete discontinuance shall be fully vested and nonforfeitable.  However, after any such partial termination or complete discontinuance of contributions the Trustee shall continue to administer this Trust and Plan in the manner in which this

Trust and Plan was administered before any such partial termination and a participant shall only be entitled to receive distribution of his accounts upon the occurrence of an event which under the terms of this Trust and Plan would entitle him to such a distribution.  For purposes of this Section 21.4, no event shall be a "partial termination" unless:  (i) the Company has so designated such event in a writing delivered to the Trustee; or (ii) such event has been finally and expressly determined to be a partial termination within the meaning of

Section 411(d) of the Code of 1986, as amended, in an administrative or judicial proceeding to which both the Company and the Commissioner of Internal Revenue or his delegate were parties.

         .5

8

                             PARTICIPATING COMPANIES



         .1         Any subsidiary which has the same taxable year as the

Company shall become a Participating Company in this Trust and Plan by order of the Board of Directors of the Company and the ratification of the subsidiary's

Board of Directors.  Each Participating Company (including the Company) and its

Adoption Date shall be noted on Exhibit A attached hereto.

         .2         Upon order of its Board of Directors, a Participating

Company may terminate this Trust and Plan with respect to participants employed by said Participating Company by an instrument in writing executed by the appropriate officers of the Participating Company and delivered to the Company and the Trustee.  The Trustee shall thereupon make distributions of the accounts of participants employed by said Participating Company as provided in Section

21.3 hereof.

         .3

9

              TRANSFERS INVOLVING OTHER QUALIFIED RETIREMENT PLANS



         .1         Transfers From Another Qualified Retirement Plan.  In the

event that:

         (a) any Covered Employee who shall be or shall have been a participant under another qualified retirement plan which satisfies the requirements of Section 401 of the Code; and

         (b)   either

               (i)       the custodian or trustee of the assets held pursuant to
                    said plan on behalf of said Covered Employee; or

              (ii)       the custodian or trustee of the assets of an individual
                    retirement account established pursuant to Section 408 of the Code to hold the assets distributed to said employee from said plan; or

             (iii)       a Covered Employee who holds assets distributed to him
                    during the preceding sixty (60) days from such plan or from an individual retirement account described in paragraph (ii) above;

               shall agree to transfer said assets to the Trustee hereunder; and

         (a) the assets to be so transferred shall not be made available to said Covered Employee in the course of the transfer except to the extent permitted by paragraph (b)(iii) above; and

         (d)   the Administrator consents to such transfer.

the Trustee hereunder shall accept such transferred assets and hold and administer them pursuant to the terms and provisions of this Trust and Plan and this Article 23.  Upon the receipt of said assets the Trustee shall value them and credit the fair market value of such assets to the appropriate accounts of the Covered Employee on whose behalf the assets were so transferred, as the

Administrator shall direct.  In no event shall any assets be transferred from another qualified retirement plan to this Trust and Plan if the transfer of such assets would require that the provisions of this Trust and Plan governing distributions be amended to comply with the provisions of Section 401(a)(11) or

411(d)(6) of the Code.

         .1         Transfers To Another Qualified Retirement Plan.  In the

event that:

         (a) any participant hereunder shall terminate his employment and subsequently become a participant under the qualified retirement plan of another employer, which plan meets the requirements of
               Section 401 of the Code; and

         (b) said former participant shall have amounts credited to an account held for him hereunder which shall not have been distributed to the former participant and which are distributable to him pursuant to terms of the Trust and Plan; and

         (c) such participant shall request that the assets of the trust fund representing the amounts credited to his accounts be transferred to said successor plan; and

         (d)   either

               (i)       the custodian or trustee of the assets held pursuant to
                    said successor plan shall apply to the Trustee hereunder for transfer to it of assets held pursuant to this Trust and Plan representing said former participant's account; or

              (ii)       said successor plan shall provide for the receipt of
                    assets transferred to it from other qualified retirement plans; and

         (e) the assets to be transferred shall not be made available to said participant in the course of the transfer except to the extent permitted by Section 402(a)(5) of the Code;

     the Trustee hereunder shall transfer to the trustee or custodian of said successor plan assets of the trust representing the amount credited to the participant's account on the date of transfer.  Said transfer shall not be made until the Administrator is assured to its full satisfaction that the participant's interest to be transferred shall be fully vested and nonforfeitable under the terms of the successor plan, and that said interest shall neither be alienable nor otherwise subject to disposition or encumbrance by the participant, except pursuant to a qualified domestic relations order.



2

                         LIMITATION ON ANNUAL ADDITIONS



         .1         Notwithstanding anything contained in this Trust and Plan to the contrary, in no event shall the annual additions to a participant's accounts for any plan year exceed the maximum amount allowable as an annual addition under Section 415 of the Code and lawful regulations promulgated thereunder.

For purposes of this Section 24.1, the words "annual additions" shall mean for a participant, for any plan year, the sum of the amounts contributed by the

Participating Companies to the Trustee pursuant to a participant's election under Section 4.1 hereof, contributions credited to the participant's matching employer contribution account under Article 5 hereof and regular employer contribution account under Article 6 hereof, plus all other amounts credited to the participant's accounts under any other defined contribution plan maintained by any Participating Company.

         .2         In the event that the limitations contained in Section 24.1 hereof otherwise would be exceeded for a participant, the annual benefits and annual additions on behalf of such participant under this Trust and Plan and all other plans of a Participating Company or any affiliate which meet the requirements of Section 401(a) of the Code shall be reduced in the following order so that such limitations shall be satisfied:

         (a) first, the participant's voluntary employee contributions shall be reduced;

         (b) second, the excess of the participant's projected employer funded annual benefit under any defined benefit pension plan of a Participating Company or affiliate over the participant's accrued employer funded annual benefit under such plan shall be reduced;

         (c) third, matching employer contributions under this Trust and Plan shall be reduced;

         (d) fourth, employer contributions on behalf of the participant pursuant to the participant's 401(k) election under any cash or deferred arrangement described in Section 401(k) of the Code shall be reduced;

         (e) fifth, employer contributions under any other defined contribution plan of a Participating Company or affiliate shall be reduced;

         (f) sixth, regular employer contributions under this Trust and Plan shall be reduced; and

         (g) seventh, accrued employer funded annual benefits under any defined benefit plan of a Participating Company or affiliate shall be reduced.

If there is more than one plan maintained by a Participating Company or affiliate in a category described above, the reduction shall be made within a relevant category on a plan by plan basis in reverse order of the plans'

respective effective dates.  In lieu of the foregoing, the Administrator and the participant may agree to an alternative order for reduction of the participant's annual benefits and annual additions.

         In the event that, after the application of the preceding paragraph of this Trust and Plan, there still remain amounts which arise as a result of a reasonable error in estimating a participant's compensation, a reasonable error in determining the amount of deferrals made pursuant to Section 4.1 that may be made under the limits of Section 415, the allocation of forfeitures or other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this Section 24.2 and which,

if allocated to a participant, would be in excess of the limits on annual additions set forth in Section 24.1, such excess amounts shall be used as of the next allocation date and any succeeding allocation dates, as necessary, to reduce the Participating Company contributions which would otherwise be made for such participant for the plan years ending on such allocation dates.  In the event such participant is not employed by a Participating Company on the next allocation date or on any succeeding allocation date on which excess amounts still remain, such excess amounts shall be used as of such allocation date and on any succeeding allocation date to reduce the Participating Company contributions for all participants who are then entitled to allocations.

         Until any excess amounts described above are used to reduce

Participating Company contributions, they shall be held in a suspense account.

Such suspense account shall not be subject to the periodic valuation procedure described in Article 10 or Article 18 hereof and will in no event be adjusted to take account of the income and/or gains or losses of the Trust Fund.

Notwithstanding any other provisions of the Trust and Plan to the contrary in the event the Trust and Plan is terminated at a time when there is an amount credited to a suspense account pursuant to this Section 24.2, such amount shall be returned to the Participating Companies on a pro rata basis.

         Notwithstanding anything in this Section 24.2 to the contrary, to the extent all or a portion of a participant's deferrals made pursuant to Section

4.1 constitutes an excess amount, such deferral shall be returned to the participant.

4

                              TOP-HEAVY PROVISIONS



         .1         During any plan year that this Trust and Plan is top-heavy as determined in accordance with Section 25.2 hereof, the special restrictions contained in Sections 25.2, 25.3 and 25.4 hereof shall apply.

         .2         This Trust and Plan shall be considered to be top-heavy in any plan year if, as of the determination date for such plan year, all the aggregation groups of which this Trust and Plan is a member are top-heavy groups.  In the event that in any plan year this Trust and Plan is a member of an aggregation group which is not a top-heavy group, this Trust and Plan shall not be considered to be top-heavy for such plan year.

               Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this Article 25:

         (a) "determination date" shall mean, for any plan year, the last day of the preceding plan year;

         (b)   "key employee" shall mean a "key employee" as described in
               Section 416(i) of the Code which is hereby incorporated by reference and which is described for informational purposes herein as any employee or former employee of a Participating Company or an affiliate who at any time during the plan year, or the four (4) preceding plan years is:

               (i)       an officer of a Participating Company or an affiliate
                    having compensation from the Participating Companies and all affiliates for the plan year of determination greater than Forty-Five Thousand Dollars ($45,000) or, if greater, one hundred fifty percent (150%) of the amount specified in
                    Section 415(c)(1)(A) of the Code (plus any increase for cost-of-living as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code);

              (ii)       a one-half of one percent (.5%) actual or constructive
                    owner of a Participating Company or an affiliate who owns one of the ten (10) largest interests in a Participating Company or an affiliate and who is an employee of a Participating Company or an affiliate having compensation from a Participating Company and all affiliates for the plan year of determination greater than Thirty Thousand Dollars ($30,000) or, if greater, the amount specified in Section 415(c)(1)(A) of the Code (plus any increase for cost-of-living as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code);

             (iii)       a five percent (5%) actual or constructive owner of a
                    Participating Company or an affiliate; or

              (iv)       a one percent (1%) actual or constructive owner of a
                    Participating Company or an affiliate having compensation from a Participating Company and all affiliates for the plan year of determination greater than One Hundred Fifty Thousand Dollars ($150,000.00);

               provided that any such employee also performed services for a Participating Company or an affiliate during the five (5) plan year period ending on the determination date; and provided that an amount held for the beneficiary of a key employee who is deceased shall be deemed to be an amount held for a key employee;

         (a) "non-key employee" shall mean any employee of a Participating Company or an affiliate who is not a key employee including any employee who was formerly a key employee;

         (b) "permissive aggregation group" shall mean the required aggregation group plus each pension, profit sharing and stock bonus plan of a Participating Company or any affiliate, including each such terminated plan maintained by a Participating Company or an affiliate during the five (5) year period ending on the determination date, which, when considered as a group with the required aggregation group, would continue to comply with Sections 401(a)(4) and 410 of the Code;

         (c) "required aggregation group" shall mean each pension, profit sharing and stock bonus plan of a Participating Company or any affiliate, including each such terminated plan maintained by a Participating Company or an affiliate during the five (5) year period ending on the determination date, in which a key employee is a participant and each other pension, profit sharing and stock bonus plan which enables such plans to meet the requirements of
               Section 401(a)(4) or 410 of the Code including such a plan terminated within the five (5) year period ending on the determination date to the extent required by law;

         (d) "top-heavy group" shall mean any aggregation group if the sum, as of the determination date, of:

               (i)       the present value of the cumulative accrued benefits
                    for key employees under all defined benefit plans included in such group; and

              (ii)       the aggregate of the account balances of key employees
                    under all defined contribution plans included in such group;

               exceeds sixty percent (60%) of a similar sum determined for all participants, former participants and beneficiaries permitted to be taken into account pursuant to Section 416(g) of the Code, with such values being determined for each plan as of the most recent valuation date occurring within the twelve (12) month period ending on the determination date and subject to appropriate adjustments under said Section 416(g) and lawful regulations issued thereunder.

               For purposes of this subsection (f), however, the accrued benefits and account balances of any individual who has not performed services for a Participating Company at any time during the five-year period ending on the determination date shall be disregarded; and

         (e)   "valuation date" means:

               (i)       in the case of a defined contribution plan, a date as
                    of which account balances are valued,

              (ii)       in the case of a defined benefit plan, a date as of
                    which liabilities and assets are valued for computing plan costs for purposes of determining the plan's minimum funding requirements under Section 412 of the Code.

               In making any of the aforementioned determinations, contributions due but unpaid as of the determination date shall be included in determining the value of account balances, if any.  In addition, the actuarial factors and assumptions set forth in the defined benefit plans included in the aggregation groups shall be utilized in determining the present value of cumulative accrued benefits.  Furthermore, for purposes of making the aforementioned calculations with respect to defined benefit plans, proportional subsidies, and benefits not relating to retirement benefits such as pre-retirement death and disability benefits and post retirement medical benefits, are to be disregarded but nonproportional subsidies are to be taken into account.

         .1         During any plan year that this Trust and Plan is top-heavy,

the Participating Companies shall make a contribution on behalf of each non-key employee who is a participant on the allocation date coinciding with the last day of such year, or was a participant whose employment terminated on or as of said allocation date which is at least equal to the greater of (a) or (b) below where:

         (a)   equals the lesser of (i) or (ii) below where

               (i)       equals three percent (3%) of the non-key employee's
                    compensation from the Participating Companies and all affiliates during the plan year; and

              (ii)       equals the largest percentage of compensation from the
                    Participating Companies and all affiliates (disregarding any such compensation in excess of Two Hundred Thousand Dollars ($200,000) per plan year per key employee) provided to any key employee by the contributions of the Participating Companies; and

         (b) equals such other percent of the non-key employee's compensation from the Participating Companies and all affiliates as may be necessary to satisfy the requirements of Section 401 and 416 of the Code as prescribed by the Secretary of the Treasury in lawful regulations.

For purposes of determining the percentage set forth in subparagraph (a)(ii)

above, the Participating Companies' contributions made pursuant to Section 4.1 hereof in accordance with a participant's election under said Section shall be taken into account.

         If this Trust and Plan is top-heavy for a plan year and if a participant who is a non-key employee is also a participant in any other defined contribution plan maintained by a Participating Company, the minimum contribution provided hereunder shall be provided before any minimum under such other plan and shall reduce the amount of the top-heavy minimum, if any,

required thereunder.  Furthermore, if this Trust and Plan is top-heavy for a plan year and if a participant who is a non-key employee is also a participant in any defined benefit plan maintained by a Participating Company, the minimum benefit provided under such defined benefit plan shall be provided before any minimum contribution under this Trust and Plan and the benefit provided under such defined benefit plan shall be offset by the actuarial equivalent of the amounts, if any, credited to the participant's accounts for such year under this

Trust and Plan and any other defined contribution plan maintained by a

Participating Company.

         .1         During any plan year that this Trust and Plan is top-heavy,

the limitations on annual additions and annual benefits set forth in Section 415

(e) of the Code shall be modified by the substitution of the phrase "one hundred percent (100%)" for the phrase "one hundred twenty-five percent (125%)" wherever the latter phrase appears in said Section 415 (e) and by the substitution of the amount 'Forty-One Thousand Five Hundred Dollars ($41,500)" for the amount "Fifty

One Thousand Eight Hundred Seventy-Five Dollars ($51,875)" wherever the latter amount appears in Section 415(e)(6)(B)(i) of said Code.

         .2

2

                                  MISCELLANEOUS



         .1         No insurance company shall be deemed to be a party to this

Trust and Plan for any purpose, nor shall it be responsible for the validity of this Trust and Plan.  No such company shall be required to look into the terms of this Trust and Plan or question any action of the Trustee hereunder, nor be responsible to see that any action of the Trustee is authorized by the terms of this Trust and Plan.  Any such insurance company shall be fully discharged from any and all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee, or for any change made or action taken by such insurance company upon such direction, and no insurance company shall be obligated to see to the distribution or further application of any moneys so paid by it.  The certificate of the Trustee may be received by any insurance company as conclusive evidence of any of the matters mentioned in this Trust and

Plan, and each insurance company shall be fully protected in taking or permitting any action on the faith thereof and shall incur no liability or responsibility for doing so.

         .2         In the event a Participating Company shall at any time be

judicially declared bankrupt or insolvent, or in the event of its dissolution,

merger or consolidation, without any provisions being made for the continuation of this Trust and Plan, the Trust and Plan created hereunder shall terminate with respect to such Participating Company and the Trustee shall make distributions as provided in Section 21.3 hereof.

         .3         In the event the Trust and Plan shall merge or consolidate with, or transfer any of its assets or liabilities to any other plan, each participant shall be entitled to receive, if the Trust and Plan were terminated immediately thereafter, a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger,

consolidation or transfer if the Trust and Plan had then terminated, in accordance with Section 414(1) of the Code and Section 208 of the Employee

Retirement Income Security Act of 1974 and any lawful regulations issued thereunder.

         .4         Neither anything contained herein, nor any contribution made hereunder, nor any other acts done in pursuance of this Trust and Plan, shall be construed as entitling any participant to be continued in the employ of any

Participating Company or any affiliate for any period of time nor as obliging any Participating Company or any affiliate to keep any participant in its employ for any period of time, nor shall any employee of any Participating Company or any affiliate nor anyone else have any rights whatsoever, legal or equitable,

against any Participating Company or the Trustee as a result of this Trust and

Plan except those expressly granted to him hereunder.

         .5         No contribution or payment by a Participating Company to the

Trustee of this Trust and Plan, nor any income of the Trust Fund, shall in any event revert or be credited to or be used for the benefit of any Participating

Company, and all such contributions, payments and income shall be used solely and exclusively for the benefit of the participants and their beneficiaries under this Trust and Plan, except that the Trustee shall return to a

Participating Company upon written direction of the Administrator:

         (a) any contributions made by the Participating Company by a mistake of fact, provided such contributions are returned to the Participating Company within one (1) year after the date such contributions were made;

         (b) any contributions made for plan years during which this Trust and Plan does not (either initially or because of an amendment) qualify under Section 401(a) of the Code, provided such contributions are returned to the Participating Company within one (l) year after the date of denial of qualification; and

         (c) any contributions, to the extent that their deduction is disallowed under Section 404 of the Code, provided that such disallowed contributions are returned to the Participating Company within one (l) year after the disallowance of the deduction.

         .6         Whenever any pronoun is used herein, it shall be construed to include the masculine pronoun, the feminine pronoun or the neuter pronoun as shall be appropriate.  Wherever the singular is used herein it shall include the plural and vice-versa as the context shall require.

         .7         This Trust and Plan shall be construed under and in

accordance with the law and laws of the State of Delaware and of the United

States of America.

         .8         Notwithstanding any provision of this Amendment and

Restatement to the contrary, this Amendment and Restatement shall not affect the balances credited to the accounts of any participant as of the restatement date,

which balances shall remain credited to his accounts until such date subsequent to the retirement date as of which his accounts shall be credited, debited or adjusted as provided in this Trust and Plan.

          IN WITNESS WHEREOF, HANDEX ENVIRONMENTAL RECOVERY, INC., by its

appropriate officers duly authorized, and JOHN T. ST. JAMES, the Trustee, have caused this Trust and Plan to be executed this ___ day of ___________, 1994,

effective for all purposes, except as otherwise provided herein, as of

January 1, 1994.





                              HANDEX ENVIRONMENTAL RECOVERY, INC.


                              By
                                -----------------------------------


                              And
                                 ----------------------------------



                              -------------------------------------
                              JOHN T. ST. JAMES, Trustee


091/18746CJF.60K
                           EXHIBIT A



Participating Company                        Adoption Date

Handex Environmental Recovery, Inc.          January 1, 1989
Handex Environmental Management, Inc.        January 1, 1989
Handex of New Jersey, Inc.                   January 1, 1989
Handex of Maryland, Inc.                     January 1, 1989
Handex of Florida, Inc.                      January 1, 1989
Handex of New England, Inc.                  January 1, 1989
Handex of Ohio, Inc.                         March 11, 1993
Handex of the Carolinas, Inc.                August 15, 1991
Handex of Colorado, Inc.                     January 11, 1994
Handex of Illinois, Inc.                     September 13, 1994





091/18746CJF.60K